                                                                   EXHIBIT 10.25

                               GENERAL AGREEMENT
                            FOR THE PROCUREMENT OF
                             PRODUCTS AND SERVICES
                         AND THE LICENSING OF SOFTWARE

                                BY AND BETWEEN

                           LUCENT TECHNOLOGIES INC.

                                      AND

                           COPPER MOUNTAIN NETWORKS


                            CONTRACT NO. WR71980061


                               NOVEMBER 17, 1998



Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                  PAGE
1.   General Terms And Conditions................................  1
     1.1   Scope.................................................  1
     1.2   Definitions...........................................  1
     1.3   Term Of Agreement.....................................  2
     1.4   Option To Extend......................................  2
     1.5   Market Rights.........................................  3
     1.6   Continuing Availability And Discontinuance............  3
     1.7   Manufacturing Rights..................................  4
     1.8   [***].................................................  5

2.   Product Specific Terms And Conditions.......................  5
     2.1   Price And Discounts...................................  5
     2.2   Specifications........................................  6
     2.3   Product Documentation.................................  6
     2.4   Packing...............................................  6
     2.5   Technical Support.....................................  7
     2.6   Training..............................................  8
     2.7   Insignia..............................................  8
     2.8   Marking...............................................  9
     2.9   Installation And Cutover Assistance...................  9
     2.10  Product Line Evolution................................ 10
     2.11  Product Acceptance.................................... 10
     2.12  Interfaces............................................ 11
     2.13  Marketing Support..................................... 11

3.   Orders And Payment.......................................... 12
     3.1   Payment Terms......................................... 12
     3.2   FOB................................................... 12
     3.3   Purchase Orders....................................... 12
     3.4   Forecasts............................................. 13
     3.5   Changes To Purchase Orders............................ 13
     3.6   Demand Pull Forecast and Ordering Procedures.......... 13

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                  PAGE
     3.7  Delivery Process & Shipping Interval................... 13
     3.8  Variation In Quantity.................................. 14
     3.9  Shipping............................................... 14
     3.10 Invoicing.............................................. 14
     3.11 Invoicing For Stock.................................... 14
     3.12 Storage Of Paid-For-Stock.............................. 15
     3.13 Monthly Shipment Reports............................... 15
     3.14 Electronic Data Interchange (EDI)...................... 15
     3.15 Bar Code Shipping And Receiving Labels................. 15
     3.16 Title And Risk Of Loss................................. 15
     3.17 Point of Sale Information.............................. 15

4.   Quality And ISO 9000........................................ 16
     4.1  Quality................................................ 16
     4.2  Engineering Changes.................................... 16
     4.3  Field Retrofit Orders (FRO)............................ 18
     4.4  Epidemic Failures...................................... 18

5.   Limited Warranty And Repairs................................ 18
     5.1  Limited Warranty....................................... 18
     5.2  Repairs Not Covered Under Warranty..................... 20
     5.3  Repair Procedures...................................... 21
     5.4  Warranty Tracking...................................... 21
     5.5  Year 2000 Functionality................................ 21

6.   Intellectual Property....................................... 22
     6.1  Intellectual Property Rights........................... 22
     6.2  Product Software License Grant......................... 22
     6.3  Supplier's And Lucent's Information.................... 22

7.   Other Terms And Conditions.................................. 22
     7.1  Notices................................................ 22
     7.2  Indemnity.............................................. 23
     7.3  Identification......................................... 24

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                  PAGE
     7.4  Compliance With Laws................................... 25
     7.5  Force Majeure.......................................... 25
     7.6  Assignment............................................. 25
     7.7  Taxes.................................................. 25
     7.8  Government Contract Provisions......................... 26
     7.9  Impleader.............................................. 26
     7.10 Registration And Radiation Standards................... 26
     7.11 Toxic Substances And Product Hazards................... 26
     7.12 Ozone Depleting Substances............................. 27
     7.13 Heavy Metals And/Or CFC In Packaging................... 27
     7.14 Chlorofluorocarbons.................................... 27
     7.15 Insurance.............................................. 27
     7.16 Choice Of Law.......................................... 28
     7.17 Severability........................................... 28
     7.18 Section Headings....................................... 29
     7.19 Waiver................................................. 29
     7.20 Dispute Resolution..................................... 29
     7.21 Export Control......................................... 31
     7.22 Records................................................ 31
     7.23 Termination............................................ 31
     7.24 Publicity.............................................. 32
     7.25 Survival Of Obligations................................ 32
     7.26 Limitation of Liability................................ 32
     7.27 Steering Committee..................................... 32
     7.28 Relationship of the Parties............................ 33
     7.29 Counterparts........................................... 33
     7.30 Entire Agreement....................................... 33

                              LIST OF APPENDICES

Appendix 1  Pricing Terms
Appendix 2  Specifications
Appendix 3  Quality Requirements
Appendix 4  Change Control Process
Appendix 5  Demand Pull Procedures
Appendix 6  Non-Disclosure Agreement
Appendix 7  Warranty Eligibility System

     THIS AGREEMENT between LUCENT TECHNOLOGIES INC., with its principal offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974-0636 ("Lucent") and COPPER MOUNTAIN NETWORKS, INC., with offices at 2470 Embarcadero Way, Palo Alto, California 94303 ("Supplier") (hereinafter collectively the "Parties") is for the anticipated future procurement of certain products and the license of certain associated software, in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

     WHEREAS, Supplier desires to supply products, software and maintenance services to Lucent;

     WHEREAS, Lucent desires to procure products, software and maintenance services from Supplier; and

     WHEREAS, the Parties desire to combine Lucent's AnyMedia(TM) FAST solution and Supplier's CopperEdge(TM) DSL Concentrator into an offer for the CLEC market in the United States as well as for Multi-Tenant Units in the United States;

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, the Parties agree to the terms and conditions set forth herein below:

1.   GENERAL TERMS AND CONDITIONS

     1.1  SCOPE

     Except as mutually agreed by the Parties in writing, this Agreement shall apply only to transactions between Supplier and Lucent for the purchase and sale of Product in the United States for the CLEC market and the Multi-Tenant Unit market, each as hereinafter defined. Product shall be furnished by Supplier on an as-ordered basis.

     1.2  DEFINITIONS

          1.2.1  "CLEC" means competitive local exchange carrier.

          1.2.2 "COLLATERAL MATERIAL" means data sheets, application briefs, presentation brochures and other advertising or promotional materials that are distributed in the normal course of business to market the Product and that are not designated as confidential by the Parties.

          1.2.3 "DSLAM" means Digital Subscriber Line Access Multiplexer, an acronym that is in general use in the telecommunications industry and which has the meaning ascribed by that general use.

          1.2.4 "FIRST SERVICE APPLICATION" (FSA) means a set of managed activities administered by Lucent that validate the first deployment of new Products. The FSA process is intended to assure that the first service deployment is timely and meets or exceeds customers' expectations with respect to quality, delivery, installation, testing, operations, maintenance and acceptance.

                                      1.

          1.2.5 "FIT" means the suitability or readiness of a product for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability and installability.

          1.2.6 "FORM" means the weight, density, chemical or product composition, size, shape, structure, appearance, protocol, pattern, composition, configuration and marking/identification of product and software.

          1.2.7 "FUNCTION" means the set tasks or purposes for which a product is used by the customer, including all the tasks generally accepted for the product and those specifically designated by the customer.

          1.2.8 "INITIAL CUSTOMER APPLICATION" (ICA) means a controlled process, administered by Lucent, intended to assure that new Products meet or exceed Lucent's customers' expectations with respect to quality, delivery, installation, testing, operations, maintenance, and acceptance.

          1.2.9 "MULTI-TENANT UNIT" means a commercial building, residential building, or hotel that requires a DSLAM within the structure to provide high speed data services over the existing copper wiring.

          1.2.10 "PRODUCT" as used in this Agreement shall mean Supplier's CopperEdge DSL Concentrator hardware and software and other Supplier-proprietary hardware and software listed and described in Appendix 2.

          1.2.11 "SOURCE MATERIAL" means business and technical information and other relevant materials which are not confidential and which Supplier will make available to Lucent to support the development of Collateral Material.

          1.2.12 "TECHNICAL INFORMATION" means written user manuals, installation manuals, technical reference manuals, release notes and other relevant technical materials.

     1.3  TERM OF AGREEMENT

     This Agreement shall be effective on the last date of signature below (hereinafter the "Effective Date") and shall continue in effect for a term of three (3) years (hereinafter the "Term"). Absent mutual written consent to the contrary, the modification or termination of this Agreement shall not affect the rights or obligations of either Party under any purchase order accepted by Supplier before the effective date of such modification or termination.

     1.4  OPTION TO EXTEND

     Lucent shall have the right to extend the period specified in Section 1.3 for up to twelve (12) months by giving Supplier at least thirty (30) days prior written notice. Within ten (10) days of the date of Lucent's notice to extend the period, Supplier shall notify Lucent in writing whether Supplier proposes to revise the price(s) under this Agreement. If the Parties fail to agree on the revised price(s) within twenty (20) days after the date of Supplier's notice, Lucent's notice

                                      2.

of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised. Any subsequent renewal will be upon mutual written agreement of the Parties.

     1.5  MARKET RIGHTS

          1.5.1 It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Lucent any or all products of the type described in the "Product" definition which Lucent may require, nor requires the purchase of Product or any other products from Supplier by Lucent. It is, therefore, understood that Lucent may contract with other manufacturers and suppliers for the procurement of comparable products. In addition, Lucent shall, at its sole discretion, decide the extent to which Lucent will market, advertise, promote, support or otherwise assist in further offerings of the Product.

          1.5.2 Supplier agrees that purchases by Lucent under this Agreement shall neither restrict the right of Lucent to cease purchasing nor require Lucent to continue any level of such purchases.

     1.6  CONTINUING AVAILABILITY AND DISCONTINUANCE

          1.6.1 Supplier agrees to offer for sale to Lucent, during the term of this Agreement, Product conforming to the Specifications (as defined in Section
2.2 below). Subject to Section 1.6.2 and Section 7.23.1, Supplier further agrees to offer for sale to Lucent, during the term of this Agreement and until five
(5) years after the expiration of this Agreement unless otherwise mutually agreed by the Parties, repair parts ("Parts") which are functionally equivalent in Form and Fit to the Product covered by this Agreement. The price and terms for the Parts shall be the price and terms set forth in Supplier's then current agreement with Lucent for said Parts or, if no such agreement exists, the price and terms shall be agreed upon by Lucent and Supplier. In the absence of any such Agreement following good faith negotiations, Supplier shall not continue to be obligated to sell Parts.

          1.6.2 In the event that Supplier should discontinue manufacturing any Product or Part, Supplier will provide Lucent:

                 (A) At least twelve (12) months prior notice of discontinuance, and

                 (B) The opportunity to place an end of life purchase order, which Supplier will accept during the notice period as set forth in (a); and

                 (C) Supplier will accept reasonable delivery schedules for such Product or Part for delivery up to nine (9) months after the discontinuance notice described in subsection (a) above. The Parties will agree on a mutually acceptable delivery schedule, taking into account Lucent's needs to fulfill its customers' requirements and Supplier's needs not to overburden its manufacturing capacity.

                                      3.

     1.7  MANUFACTURING RIGHTS

          1.7.1 Supplier agrees to grant Lucent a non-exclusive manufacturing license pursuant to a separate manufacturing license agreement between the Parties as contemplated in Section 1.7.2 below in the event that:

                 (A) Supplier has materially defaulted in performance or otherwise has failed to perform its obligations under:

                      (I) this Agreement and such default or failure to perform has continued beyond the cure period provided in the Agreement (absent agreement by the Parties to extend such cure period for a particular default or failure to perform) following written notice thereof to Supplier from Lucent, or

                      (II) any agreement between Supplier and Lucent or its customers for the maintenance or correction of the Products, and [***];

                 (B) Supplier has made an assignment for the benefit of creditors, has admitted in writing its inability to pay debts as they mature or has ceased operating in the normal course of business;

                 (C) A trustee or receiver of Supplier of any substantial part of Supplier's assets has been appointed by any court;

                 (D) A proceeding has been commenced by any party against Supplier under any one of the provisions of a bankruptcy code and:

                      (I)   the proceeding has been pending for at least sixty
(60) days, or

                      (II) Supplier has consented, either expressly or by operation of law, to be adjudged or decreed a bankrupt, or

                      (III) Supplier has been decreed or adjudged a bankrupt;

                 (E) A voluntary petition has been filed by Supplier under any of the provisions of a bankruptcy code;

                 (F) Supplier is acquired by or merges with another corporation, and such corporation (1) refuses to continue to sell Product to Lucent at the prices in and under the terms and conditions of the then current agreements between Supplier and Lucent and under the terms and conditions of any general agreement between Supplier and Lucent; or (2) fails to enter into a formal Assignment of Obligations document (so long as such document does not contain terms different from the terms set forth in this Agreement) with Lucent to assume all the rights and obligations of Supplier under the agreement then in place between Supplier and Lucent; and

                                      4.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                (G)  Upon the conditions and for the purposes set forth in
Section 5.5.

          1.7.2 The Parties shall enter into a manufacturing license agreement within ninety (90) days after the Effective Date that is intended to grant Lucent certain rights in Supplier's technology to enable Lucent to manufacture Products or Parts in the event that the circumstances listed in Section 1.7.1 occur. The manufacturing license would be limited to (i) fulfilling the requirements of Lucent's customers for Product and Parts where such customers are Lucent's customers as of the time of exercise of the manufacturing license rights, and (ii) making error corrections to the Products to meet the Specifications. Lucent will inform Supplier of any error corrections it desires to make and the Parties will discuss in good faith whether Supplier should make such error corrections and whether Supplier will support the corrected Product following correction; provided, however, that this sentence will not prohibit Lucent from making the error corrections itself. The license grant would be royalty-bearing at a rate to be agreed upon, subject to a royalty-fee waiver for either an agreed upon time or amount to enable Lucent to recover its reasonable costs incurred to exercise its manufacturing rights. Such manufacturing license agreement shall also provide to Lucent the necessary Product documentation and information, originated or developed by Supplier, that is required for Lucent to exercise its manufacturing license.

     1.8

     [***]

2.   PRODUCT SPECIFIC TERMS AND CONDITIONS

     2.1  PRICE AND DISCOUNTS

          2.1.1 Lucent's purchase price for Products is determined by multiplying Supplier's list price times the applicable discount set forth in Appendix 1, which is incorporated herein by reference. Supplier's current list prices are set forth in Appendix 1, together with Lucent's discounts from list prices. Supplier may revise its list prices at any time in its sole discretion; provided, however, that it agrees to give Lucent thirty (30) days prior written notice of such list price changes. Either Party may request a review of Lucent's discounts at any time and the Parties will enter into good faith discussions to review the discounts and make any mutually agreeable modifications. It is the intent of the Parties that all prices support earning an acceptable return for each Party and that such return will be at least as good as the return generated by the initial prices.

          2.1.2 Other miscellaneous pricing information is also included in Appendix 1.

                                      5.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.2  SPECIFICATIONS

          2.2.1 Product to be supplied hereunder shall conform to the descriptions, shape, performance and functions set forth in Appendix 2 ("Specifications") or such other specifications as the Parties may agree to in writing. Modifications to the Product or Specifications shall be made with the mutual written consent of the Parties and in accordance with the Change Control Process set forth in Appendix 4.

     2.3  PRODUCT DOCUMENTATION

          2.3.1 Subject to the terms and conditions of this Agreement, Supplier will provide electronic master copies, [***], of the Source Materials, Collateral Material and Technical Documentation as mutually agreed upon and in a mutually agreed to format. These Source Materials, Collateral Material and Technical Documentation may be reproduced, reformatted, modified and distributed by Lucent, subject in each instance to Supplier's prior review and written approval and, where applicable, subject to the confidentiality provisions set forth in Section 6.3.

          2.3.2 Within sixty (60) days after the Effective Date, Supplier will develop a documentation plan, that will include, but not be limited to, document/material description, scope/intent, availability date, and format to be used to transmit to Lucent. In addition, the documentation plan will provide a process for the Supplier to provide update(s) to Lucent.

          2.3.3 Lucent agrees to reproduce Supplier's copyright notice contained in any documentation reproduced without change by Lucent. For documentation that is reformatted or modified by Lucent, Lucent shall have the right to place only Lucent's own copyright notice on the reformatted or modified documentation. It is the intent of the Parties that Lucent's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier. To the extent that use of Lucent's notice without referencing Supplier's copyright notice or other proprietary rights notice would adversely affect Supplier's intellectual property rights, the Parties will agree upon mutually acceptable proprietary rights notices. Supplier will correct promptly, by providing replacement or updates, any defects in documentation which Supplier becomes aware of and/or about which Lucent notifies Supplier, that may result in a product service loss or could result in a safety hazard.

     2.4  PACKING

          2.4.1 Product shall be duly packaged and marked in accordance with industry standards and requirements under applicable laws and government regulations including, but not limited to any such laws and regulations relating to safety, health and the environment; provided, however, that if Supplier packages Product as specified by Lucent, including without limitation Section
2.4.3 hereof, such packaging shall be deemed to comply with the foregoing requirements.

          2.4.2 Supplier will package Product individually or as integrated assemblies (except for small parts, such as screws) with appropriate protective material to guarantee safe arrival (e.g., plug-in boards should be in static controlled packaging and/or padded cartons). Bulk

                                      6.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

packaging of Product and Parts is acceptable if agreed to by both Parties. Each box will contain Product or Parts ordered under a single purchase order, but multiple boxes may be placed in a larger container. Supplier will, when so requested by Lucent and without additional charge, provide and affix to each Product packaging, bar code labels as Lucent will specify.

          2.4.3 Product will be packed by Supplier in accordance with Lucent Specification PKG-91NJ1045, April 1, 1998, a copy of which Supplier has in its possession.

     2.5  TECHNICAL SUPPORT

          2.5.1 Lucent will be the primary interface to all customers and will provide Tier 1 and Tier 2 technical customer support. A Tier 1 support person has a working knowledge of the Product and technology as well as an understanding of the network in order to resolve common and or known problems. "Tier 2" means the second level of technical customer support to which Tier 1 escalates issues that cannot be resolved at Tier 1.

          2.5.2 Supplier will provide Lucent Tier 3 technical support. "Tier 3" means technical support that addresses issues escalated from Tier 2 when either the source of the issue cannot be identified or the issue is identified and must be addressed by the manufacturer of the Product. Tier 3 technical support will be provided twenty-four (24) hours a day, seven (7) days a week via telephone to Lucent's Tier 2 support personnel [***]. Supplier's response time shall be within [***] on Monday through Friday, 9 am - 6 pm (Pacific Time), and within [***] at all other times. Supplier will provide emergency on-site twenty-four
(24) hour technical assistance at Lucent's request and at rates to be mutually agreed upon by the Parties. Six (6) months after the Effective Date and every six (6) months thereafter, Supplier may request a review of Lucent's Tier 3 support requests that Supplier believes (i) do not fit into Tier 3 or (ii) are otherwise excessive given the volume of Product purchases made by Lucent. Upon such a request for review, the Parties will discuss in good faith appropriate resolution of Supplier's concerns, such as, by way of example only, compensation to Supplier and/or changes to the Parties' support processes.

          2.5.3 Within sixty (60) days after the Effective Date, Lucent's and Supplier's technical support groups shall establish a technical support plan in support of the implementation of this Section, which shall include, but is not limited to, the following items:

                 (A) Roles and responsibilities of Tier 1, Tier 2 and Tier 3 support persons;

                 (B) Procedure for seamless Tier 3 escalation including the mechanics of how Tier 2 will contact Tier 3;

                 (C) Procedure for developing and implementing corrective action plans with the goal to minimize customer impact from Lucent customer network outages due to Product-related problems; such plans should address short-term workarounds and long-term solutions in accordance with the terms and conditions of this Agreement;

                                      7.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                 (D) Procedure for Tier 2 to enter product change requests as contemplated in Section 4.2 hereof; and

                 (E)  A clear definition of terms.

          2.5.4 Lucent may request ongoing technical support, including field service and assistance and technical support in the development of specific customer proposals, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting Supplier's obligations as set forth in Section 5 (Limited Warranty) or elsewhere provided for in this Agreement.

     2.6  TRAINING

          2.6.1 Supplier will provide an electronic master copy of instructional Source Material, [***], that can be used by Lucent to generate customer-training materials. Supplier will also provide two (2) train-the-trainer courses, on terms and at a location and schedule to be agreed, for Lucent's personnel at a level mutually agreed upon with the mutual objective of the Parties that Lucent will be able to effectively market and support Supplier's Product. Additional courses will be made available to Lucent at Supplier's then current rates. The training will include, but not be limited to, the Product's features, target markets and selling strategies, as well as technical aspects of the Product to enable Lucent to properly configure Supplier's Product to operate with Lucent's products and provide technical support.

          2.6.2 After the Effective Date and before Supplier delivers the train-the-trainer courses to Lucent, Supplier acknowledges that Lucent may not be prepared to provide any requested training to Lucent's customers. Therefore, Supplier will assist Lucent in providing customer training until the delivery of the first train-the-trainer course referenced in Section 2.6.1 above. The Parties agree that if Supplier considers the amount of training support it provides pursuant to this Section 2.6.2 to be excessive, the Parties will review the training schedule and mutually agree to terms and conditions under which further training support will be provided to satisfy any remaining obligations of this Section 2.6.2.

          2.6.3 Within sixty (60) days after the Effective Date, Supplier will develop a training plan that will include, but not be limited to, course descriptions, a course development process requiring Lucent's approval of courses, a course schedule and a process for providing course updates outside the standard schedule.

     2.7  INSIGNIA

          2.7.1 Upon Lucent's written request, "Insignia," including certain trademarks, trade names, insignia, symbols, decorative designs, or packaging designs of Lucent will be properly affixed by Supplier to the Product furnished or its packaging. Such Insignia will not be affixed, used, or otherwise displayed on the Product furnished or in connection with the Product without written approval of Lucent. The manner in which such Insignia will be affixed must be approved in writing by Lucent in accordance with standards established by Lucent as applicable. Lucent shall retain all right, title and interest in any and all packaging designs, finished artwork, and separations Lucent furnishes to Supplier. This Section does not reduce or modify Supplier's obligations under Sections 6.3 and 7.3.

                                      8.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.8  MARKING

          2.8.1 The Parties currently intend for the Product to be co-branded. Within forty-five (45) days after the Effective Date, Supplier will provide Lucent with a proposal on co-branding. This proposal will be subject to Lucent's written approval and needs to incorporate the applicable provisions of this Agreement.

          2.8.2 All Product furnished under this Agreement shall be marked for identification purposes in accordance with the Specifications and as follows:

                 (A)  with Supplier vendor code, model/serial number;

                 (B)  with month and year of manufacture;

                 (C) markings in accordance with the requirements outlined in Lucent Specifications KS-23490 and KS-22002, as amended from time to time, which Supplier has in its possession;

                 (D)  Common Language Equipment Identification (CLEI) Note:
Common Language and CLEI are trademarks of Bell Communications Research; Lucent Apparatus code, serial, or model numbers;

                 (E)  Warranty Eligibility System (WES) tracking information;
and

                 (F) Underwriters Laboratories and Federal Communications Commission markings as appropriate.

                 (G) In addition, Supplier agrees to add any other identification that might be requested in writing by Lucent. Charges, if any for such additional identification marking shall be as agreed upon by Supplier and Lucent prior to the implementation of any change. This Section does not reduce or modify Supplier's obligations under Section 2.7, Insignia.

     2.9  INSTALLATION AND CUTOVER ASSISTANCE

          2.9.1 In the event Supplier is not installing the Product, and if requested by Lucent and agreed by Supplier, Supplier agrees to make available at the installation site, on rates and terms to be agreed, a field engineer(s) to render installation and cut-over assistance as requested by Lucent and as defined below.

          2.9.2 Supplier will provide reasonable assistance, [***], to support [***] Lucent-designated FSAs, annually, for each new release of Product as determined by mutual agreement of the Parties. Such support shall not exceed [***] person days per FSA, unless mutually agreed to by the Parties.

          2.9.3 Supplier will provide reasonable assistance, [***], to support [***] ICAs per year. Such support shall not exceed [***] person days per ICA, unless mutually

                                      9.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

agreed to by the Parties. The Parties understand and acknowledge that they will try to limit the number of ICA's to fewer than five per year and to limit Supplier's involvement in such ICA's.

          2.9.4 Additional Supplier FSA/ICA support will be mutually agreed to and be at a cost as defined in Appendix 1 unless otherwise mutually agreed to in writing.

     2.10 PRODUCT LINE EVOLUTION

          2.10.1 As set forth in Section 7.27, Supplier and Lucent shall have periodic meetings (once per quarter or as often as mutually agreed to) to discuss plans for product line evolution.

          2.10.2 The Parties agree to keep abreast of major developments in the telecommunications industry and to meet, from time to time in accordance with
Section 7.27, and to discuss any developments that might substantially affect the production of Product under this Agreement.

     2.11 PRODUCT ACCEPTANCE

          2.11.1 The Product and any other new product offering by Supplier to Lucent hereunder shall be subject to initial prototype acceptance testing by Lucent in accordance with mutually acceptable criteria and procedures to be proposed by Lucent promptly and agreed upon by Supplier. For the initial Product covered by this Agreement, such agreement shall occur within sixty (60) days following the Effective Date. If not otherwise set forth elsewhere, such acceptance criteria and procedures will also include the Parties' agreement regarding acceptable failure rates and reliability specifications (such failure rates and reliability specifications to be initially proposed by Supplier) for purposes of Section 4.4. For all new product offerings by Supplier or for changes to the Product, such agreement shall be reached within a mutually agreeable time frame consistent with the planned introduction date. If no proposal is made within the applicable period by Lucent, the Product will be deemed accepted upon delivery. After acceptance of the prototype for the Product and for any new product that Lucent may choose to purchase from Supplier, all subsequent deliveries of Products or new product offerings shall be deemed accepted upon delivery. If, however, the Product has been modified pursuant to
Section 4.2, the modified Product will also be subject to the initial acceptance testing procedures set forth in this Section 2.11 prior to manufacturing and supply for Lucent in production quantities.

          2.11.2 Supplier shall submit to a location designated by Lucent for examination a mutually agreed to sample or prototype configuration of production samples of the Product, modified Product, or new product offering (referred to herein collectively as a "Sample") produced in a continuous run on permanent production tooling.

          2.11.3 Lucent shall evaluate Samples in accordance with the Specifications and issue a written acceptance or rejection to Supplier within forty-five (45) days after receipt of Samples. The failure by Lucent to reject with cause within such time shall constitute acceptance. Any rejection shall identify the failure to meet Specifications in reasonable detail sufficient to allow Supplier to correct the deficiency.

                                      10.

          2.11.4 If a Sample evaluated pursuant to this Section is rejected, Supplier agrees to correct, at its expense, the failure to meet the Specifications (referred to herein as "Defect") leading to such rejection and resubmit a corrected Sample to Lucent within thirty (30) days after receipt of notice from Lucent of such Defect or such longer period that the Parties mutually agree in writing is necessary to rectify the Defect (referred to herein as the "Corrective Period"). Lucent shall have thirty (30) days after Supplier resubmits the corrected Sample to accept or reject in writing such Sample in accordance with Section 2.11.1.

          2.11.5 If the Defect in a rejected Sample is not corrected within the Corrective Period or if a resubmitted Sample that is re-tested or re-evaluated by Lucent during the thirty (30) day re-evaluation period is again rejected, Lucent may at its option: (a) accept the sample as is; (b) afford Supplier one or more correction extensions; or (c) terminate this Agreement without any cost or charge to Lucent whatsoever if for the initial Product (but cannot terminate the Agreement if for modifications to the Product or for follow-on products), including costs or charges incurred by Supplier in procuring equipment, material and special tooling to perform any part of this Agreement, loss of profits or labor, and materials expended in the production of Samples.

          2.11.6 If the Parties opt to perform the testing at Supplier's facility, Supplier shall allow Lucent to send representative(s) to observe and participate in the testing.

          2.11.7 Except as set forth in this Section 2.11, or as mutually agreed by the Parties, Supplier shall not make any shipments under this Agreement prior to acceptance pursuant to this Section 2.11.

          2.11.8 Lucent will return Samples to Supplier unless otherwise mutually agreed to.

     2.12 INTERFACES

          2.12.1 Supplier agrees to provide Lucent with any publicly available interface specification documentation and reasonable amounts of support to resolve any questions Lucent's Tier 2 support personnel or Lucent's customers may have regarding these interface specifications.

          2.12.2 For a period of five (5) years after providing any Product pursuant to this Agreement, Supplier shall, upon request, provide to Lucent upon Lucent's reasonable request any applicable, publicly-available interface specification documentation.

     2.13 MARKETING SUPPORT

          2.13.1 Upon Lucent's reasonable request, Supplier shall provide Lucent, [***], marketing support in a manner and upon terms mutually acceptable to the Parties. Examples of support may include consultation services regarding marketing and systems support, marketing opportunity assessment, solution design reviews and product availability and delivery assistance. In addition, during the initial months of this Agreement, Supplier agrees to provide appropriate sales support to Lucent's sales and marketing efforts in a manner and upon terms mutually acceptable to the Parties.

                                      11.


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

          2.13.2 Based on information provided by Supplier under Section 2.3, Product Documentation, Lucent will develop its own Collateral Material, customer training manuals, price lists and sales presentations necessary for marketing the Product, subject to the procedures set forth in Section 2.3.

3.   ORDERS AND PAYMENT

     3.1  PAYMENT TERMS

     Invoices shall be paid net [***] from the date of delivery of the Product to Lucent or receipt of the applicable invoice by Lucent, whichever occurs later.

     3.2  FOB

     The Product shall be shipped F.O.B. Supplier's facility, 5744 Pacific Center Boulevard, San Diego, California 92121, freight charges payable by Lucent upon delivery.

     3.3  PURCHASE ORDERS

          3.3.1 Lucent will issue written purchase orders on a monthly basis reflecting its orders and any changes to existing orders in accordance with the change to purchase order provisions set forth in Section 3.5 below. Purchase orders issued under this Agreement shall be sent to the following address:

     TO SUPPLIER:   5744 Pacific Center Boulevard
                    San Diego, California 92121
                    Attention: Sales Administration
                    Phone: (619) 453-8799
                    Facsimile: (619) 452-0199

          3.3.2 Supplier may change its address upon thirty (30) days written notice to Lucent.

          3.3.3 [***], at Lucent's option, subject to the reschedule and forecast change schedule set forth in Section 3.5 below. Such purchase orders shall specify: (a) a description of Product, inclusive of any numerical/alphabetical identification referenced in Appendix 1, (b) the quantity of Product ordered; (c) a preferred delivery date, (d) the applicable price, (e) the location to which Product is to be shipped, and (f) the location to which invoices should be sent for payment, if different from the address set forth in this Agreement. Lucent's commitment to Supplier shall in no case exceed the quantities specified on each spot purchase order. Purchase orders shall be governed by the terms and conditions of this Agreement; any additional or inconsistent terms contained in a purchase order or a Supplier sales acknowledgment are hereby rejected.

                                      12.

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

     3.4  FORECASTS


Lucent will issue to Supplier an initial written estimate of annual (twelve (12) calendar months) purchases. Additionally, Lucent will provide Supplier with a written rolling estimate of purchases ("Forecast"). During the first six (6) months after the Effective Date, such rolling estimate shall be provided to Supplier monthly. Thereafter, the rolling estimate shall be provided weekly. Such Forecast shall be issued solely for material planning purposes and shall not be deemed a commitment by Lucent. Consistent with the foregoing, Supplier will not be required to fulfill such Forecast. Supplier will, however, fulfill Lucent purchase orders as set forth below.

     3.5  CHANGES TO PURCHASE ORDERS

          3.5.1 Lucent shall have the right to reschedule shipment of some or all of the quantity of such spot purchase order or to reduce the spot purchase order quantity in accordance with the schedule below:

Number of Days Prior to Reschedule           Allowable Reschedule or
or Forecast Change                           Forecast Change
0-30                                         [***]
31-60                                        [***]
61-90                                        [***]
91 days or more                              [***]

          3.5.2 Any change requested by Lucent beyond the allowable decrease shall be handled by Supplier on a commercially reasonable efforts basis.

     3.6  DEMAND PULL FORECAST AND ORDERING PROCEDURES.

     Within forty-five (45) days after the Effective Date, the Parties will agree on "Demand Pull" delivery arrangements for the Product consistent with the preliminary draft of such agreement currently attached hereto as Appendix 5. When completed, the written agreement regarding "Demand Pull" delivery arrangements will be attached hereto and incorporated herein as the revised Appendix 5. Upon mutual written agreement between Lucent and Supplier, Lucent shall have the right to implement such delivery arrangements by providing an estimated purchase order for Products. The terms and conditions of demand pull delivery, as stated in this Agreement, shall apply to any such delivery arrangements as may be implemented after the demand pull arrangements become effective. After such time, the spot purchase order procedures set forth above shall no longer apply and the demand pull procedures to be set forth in Appendix 5 will govern the estimated purchase order.

     3.7  DELIVERY PROCESS & SHIPPING INTERVAL

          3.7.1 Delivery time means the interval from order receipt by Supplier to Product shipment. During the period when Lucent is ordering Product by means of the spot purchase order procedure set forth in Sections 3.3, 3.4 and
3.5 above, the Parties anticipate a [***]

                                      13.

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

[***] delivery time. Supplier will use commercially reasonable efforts to reduce the delivery time. For orders above the Company's forecast, Supplier will use commercially reasonable efforts to deliver within the delivery time, as defined in this Section, or as soon as possible, thereafter.

          3.7.2 In the event that Supplier exceeds the above maximum delivery time for reasons other than those provided for in Section 7.5 (Force Majeure) then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Lucent, Lucent shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Lucent elects to extend such delivery date, Supplier may agree to absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

     3.8  VARIATION IN QUANTITY

     Lucent assumes no liability for Product produced, processed or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement.

     3.9  SHIPPING

     Supplier shall: (1) ship the Product complete unless instructed otherwise;
(2) ship to the destination designated in the Agreement or purchase order; (3) ship according to routing instructions given by Lucent; (4) place the Agreement and order number on all subordinate documents; (5) enclose a packing list with each shipment and, when more than one package is shipped, identify the package containing the packing list; and (6) mark the Agreement and order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Lucent in writing.

     3.10 INVOICING

     Supplier shall (1) render invoices in duplicate, or as otherwise specified in this Agreement, showing Agreement number, through routing and weight, (2) render separate invoices for each shipment within three (3) days after shipment and (3) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or purchase order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used. No minimum billing charges are permitted unless expressly authorized in the Agreement.

     3.11 INVOICING FOR STOCK

     If Lucent requests, for reasons other than covered by the Force Majeure Section, that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Lucent as of the original scheduled delivery date for Product manufactured under this Agreement, if it has been inspected and approved by Lucent's Product Management Organization or its authorized agent, within five
(5) working days after notification of postponement, (provided

                                      14.

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

inspection has been specified in this Agreement or in a purchase order issued under this Agreement). If inspection is not completed within five (5) working days, Supplier may invoice Lucent in accordance with Section 3.10.

     3.12 STORAGE OF PAID-FOR-STOCK

          3.12.1    All Product invoiced to Lucent in accordance with Section
3.11 (Invoicing for Stock) shall be marked conspicuously as Lucent's property, and safely stored by Supplier separately from any other material stocks, and shall be shipped out as ordered by Lucent. Supplier assumes responsibility for any loss or damage to such Product while stored by Supplier. Supplier agrees upon request by Lucent, to execute and deliver to Lucent a bill of sale evidencing conveyance of such Product, free from liens and encumbrances, together with any other document such as a bailment agreement, warehouse receipt, lease (on storage space), mortgage, deed of trust, or surety bond as Lucent may deem necessary to secure title in such Product as against third parties, all of which documents shall be in a form acceptable to Lucent.

          3.12.2 Supplier agrees to store the Product without charge for thirty (30) days. Subsequent storage charges shall be mutually agreed to by Supplier and Lucent.

     3.13 MONTHLY SHIPMENT REPORTS

     Supplier agrees to render monthly shipment reports on or before the tenth working day of the succeeding month containing the following information: customer, shipment date, quantity and model number of units shipped.

     3.14 ELECTRONIC DATA INTERCHANGE (EDI)

     If requested by Lucent, Supplier shall use commercially reasonable efforts to implement EDI at its sole expense.

     3.15 BAR CODE SHIPPING AND RECEIVING LABELS

     Supplier shall at its sole expense place Lucent's specified bar code labels on all shipping packages and containers for the Product shipped under this Agreement. Such bar code labels and the placement thereof shall meet the requirements shown in the document "Bar Code Shipping Label - Profile Program #801-001-107, May 30, 1997" which Supplier has in its possession. Lucent may change such specification upon written notice to Supplier and Supplier shall comply with such changes in a commercially reasonable time.

     3.16 TITLE AND RISK OF LOSS

     Title and risk of loss and damage to Product purchased by Lucent under this Agreement shall vest in Lucent when the Product has been delivered at the FOB point.

     3.17 POINT OF SALE INFORMATION.   Subject to Section 6.3, Lucent agrees to
provide Supplier written point of sales reports for purposes of Supplier compensating Supplier's sales personnel. The Parties will agree within sixty
(60) days following the Effective Date on the format and frequency of such reports.

                                      15.

4.  QUALITY AND ISO 9000

     4.1  QUALITY

     Commitment to quality is a primary requirement of this Agreement. Supplier agrees to ensure continued quality improvement in the Product covered under in this Agreement. Supplier will use commercially reasonable efforts to demonstrate commitment to a quality improvement process by implementing and documenting a quality system that meets the requirements under ISO 9001 and 9002 no later than eighteen (18) months from the Effective Date. Upon Lucent's reasonable advance written request, Supplier agrees to allow Lucent or Lucent's agent reasonably acceptable to Supplier to conduct on-site reviews at the Supplier's hardware manufacturing and software development facility(s) to verify compliance with requirements outlined in Appendix 3 prior to ISO certification and no more than once annually after certification (unless an epidemic failure has occurred under Section 4.4, in which case Lucent may conduct on-site reviews as Lucent deems reasonably necessary for one year after any such epidemic failure, unless otherwise mutually agreed to). Supplier agrees to provide Lucent mutually-acceptable quality data from time to time as the Parties deem appropriate. Supplier also agrees to develop corrective action plans for any quality system deficiencies that may be detected during these periodic on-site reviews, and submit these to Lucent within thirty (30) days after receiving written notice of the deficiency from Lucent. Further, Supplier agrees to implement any corrective action plan within three (3) months after agreement upon a corrective action plan, unless otherwise agreed by the Parties.

     4.2  ENGINEERING CHANGES

          4.2.1 Any change that Supplier proposes to the Product furnished hereunder, or any firmware or software incorporated or embedded therein (except for immaterial changes to software code), and the documentation related thereto that would impact upon (a) reliability, (b) the Specifications, or (c) Form, Fit, or Function requires the approval of Lucent, as outlined in the Engineering Change Control Procedures, Appendix 4. Such approval shall not be unreasonably withheld or delayed. Supplier shall forward such proposed change to Lucent at the address in Section 7.1, at least thirty (30) calendar days prior to the proposed effective date except for those cases where an extremely unsatisfactory condition requires immediate action, in which case Supplier shall promptly advise Lucent. Supplier shall at the time of notification, provide Lucent with
(a) a product change number, (b) a description of such change, (c) the reason for such change, (d) a classification of such change in accordance with the change classifications below, (e) a description of the impact of such change upon (1) reliability, (2) the Specifications, and (3) Form, Fit or Function; (f) the proposed price impact, if any, and (g) the proposed effective date for such change and recommended implementation schedule therefor.

          4.2.2 Any change in Product shall be classified into one of the following two (2) classes:

          "A" - Changes which are needed to correct inoperative electrical or mechanical conditions, or extremely unsatisfactory operating maintenance conditions, or conditions which result in safety hazards, and which are judged severe enough to have to be made to all Product in

                                      16.

process, stock or installed. Any conditional application criteria is to be specified in the change notification document.

          "B" - Changes which are sufficiently important to justify their application to Product being manufactured (as soon as reasonably possible) or to be implemented for Products going forward, and which may be recommended for application to existing installations in the field. Examples of this class of change may include, but are not limited to:

                (A) Providing new features that directly affect subscriber service;

                (B) Providing design improvements which result in better service capabilities, longer life or improved transmission margins;

                (C) Providing changes in design which result in important cost savings to Supplier or Lucent; and

                (D) Conditions of a mandatory nature, for example, the fulfillment of federal registration or future compatibility requirements, or for conditions of sufficient importance to be intended for universal application.

     Supplier shall propose the classification of all changes. The final classification of any Product change proposed by Supplier will be by mutual agreement between Supplier and Lucent. In the event Supplier and Lucent fail to reach mutual agreement, either Party may move to Dispute Resolution as set forth in Section 7.20.

          4.2.3 For Class A changes, Supplier shall, pursuant to the provisions of this Agreement governing repair or replacement of Product under warranty, replace or modify, at no charge, all affected Product furnished hereunder and documentation related thereto. Supplier shall supply relevant documentation to Lucent for all Class A changes. Supplier shall propose a schedule for the application of these changes at all equipment locations which shall not exceed one (1) year from date of the change notice. This schedule shall be mutually agreed upon by Lucent and Supplier.

          4.2.4 For Class B changes, Supplier shall first notify Lucent of the exact nature of the change. Details on the proposed implementation procedure for Product which is being or will be manufactured shall be discussed with Lucent. Lucent shall, at its option, determine if Product previously shipped will be replaced or modified. Should such replacements or modifications be deemed necessary, Supplier shall, pursuant to the provision of this Agreement governing repair of Product not covered under warranty, make arrangements for the necessary Product replacement or modification at prices and schedules to be mutually agreed upon by Lucent and the Supplier prior to implementation. Documentation related thereto shall be provided by Supplier as specified for Class A above.

          4.2.5 Lucent shall provide Supplier sixty (60) calendar days prior written notice of all Engineering Changes that Lucent requests for incorporation into the Product. Supplier shall have thirty (30) calendar days to reply to the feasibility of the requested Engineering Changes. If not commercially feasible, Supplier will inform Lucent of the reason(s). If commercially

                                      17.

feasible, Supplier shall provide a quote on price to be paid by Lucent and development schedule should Lucent request Supplier to implement such change(s).

     4.3  FIELD RETROFIT ORDERS (FRO).

     FROs are modifications to installed Product required to: meet safety requirements, assure proper operation, and/or assure that the Product meets Specifications. Supplier will, [***], provide Lucent with any parts and instructions necessary to implement any FRO issued by Supplier during the term of this Agreement, and thereafter as long as parts are made available under this Agreement. Supplier will reimburse Lucent for Lucent's labor for each FRO installed by Lucent, at a rate mutually agreed to in advance of action taken by Lucent and Supplier.

     4.4  EPIDEMIC FAILURES.

     If the Products as delivered do not meet or exceed the failure rate and/or reliability requirements set forth in the Specifications or such other written document as the Parties may agree to regarding failure rates or reliability requirements (such written document to be incorporated herein by reference), Supplier shall (a) identify the cause and propose an engineering change and/or field retrofit in accordance with the provisions of this Section 4, and (b) within the warranty term, repair or replace the defective Product with conforming Product in accordance with the repair and replacement provisions of
Section 5. The existence of any such epidemic failure shall be established from Lucent's service records for the Product and by showing that the average failure rate for the specified period of the monitored Product is not in conformance with the applicable Specifications.

5.   LIMITED WARRANTY AND REPAIRS

     5.1  LIMITED WARRANTY

          5.1.1 Supplier warrants to Lucent that Product furnished will be new, free from material defects in design (except to the extent designed by Lucent), material and workmanship, and will conform to and perform in accordance with the Specifications, for [***] from the date of delivery to Lucent. [***]. Both Lucent and Supplier acknowledge that - due to, but not limited to, customer requirements and competitive pressures - this standard warranty period may need to be increased. On a case by case basis, the Parties will mutually agree to any changes to the standard warranty period. The Parties agree to work together to ensure rapid resolution to all proposed changes to the standard warranty period.

          5.1.2 Supplier warrants that at the time of delivery to Lucent such Product shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment in accordance with their terms.

          5.1.3     Supplier warrants that during the warranty term set forth in
Section 5.1.1 any software that Supplier incorporates with or embeds in the Product or that Supplier otherwise supplies for use in conjunction with the Product shall be free from significant errors, will conform to and function in accordance with the applicable Specifications, and the media conveying the software shall be free from defects.

                                      18.

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

          5.1.4 Defective or non-conforming Product or software will, at Supplier's option, either (i) be returned to Supplier for repair or replacement in accordance with the RMA procedures defined and described in Section 5.3, or
(ii) be repaired or replaced by Supplier on customer's site. If software media is defective, Supplier will promptly replace the defective media. Cost of shipping with risk of in-transit loss and damage will be borne by the shipping Party. Unless otherwise agreed upon by Supplier and Lucent, Supplier shall complete repairs or error correction and ship the repaired Product or software [***] of receipt of defective or non-conforming Product or software, or at Supplier's option, ship replacement Product or software within [***] after written notification is given Supplier by Lucent. If Product returned to Supplier on customer's site for repair as provided for in this Section is determined to be beyond repair, Supplier shall promptly so notify Lucent and, unless otherwise agreed to in writing by Supplier and Lucent, ship replacement Product without charge within [***] of such notification. If returned Product is determined to be beyond repair due to improper handling, use, installation or maintenance, Lucent will be notified and given the option to either scrap the unit in place or purchase a replacement unit.

          5.1.5 Replacement Product or software shall be warranted for the balance of the warranty period as set forth in Section 5.1.1 or [***] after the Product or software is returned to customer, whichever is later. Any Product or software which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this Section 5 [***] or [***] after the Product or software is returned to customer, whichever is later (based upon the date repair, modification or other service is completed and accepted by Lucent).

          5.1.6 Supplier will notify Lucent as soon as possible after it becomes aware of any actual or potential defects in the Product or software and its ability to provide any of the services that may adversely affect: (I) the operation or use of the Product or software by Lucent's customers, or (II) the Supplier's ability to maintain/support the Product or software.

          5.1.7 In addition, should Product which is subject to Part 15 of the FCC Rules (as defined in Section 7.10), during use generate harmful interference to radio communications, Supplier shall provide to Lucent information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Lucent, accept the return of the Product and refund to Lucent the price paid for the Product less a reasonable amount for depreciation, if applicable.

          5.1.8 To the extent that Product furnished under this Agreement is also subject to FCC Rules or similar rules or regulations of the country in which the Product will be installed governing the use of the Product as a component in a system, Lucent shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Lucent by providing technical support and information, and, upon written request from Lucent, shall modify Product to enable Lucent to ensure ongoing compliance with the FCC

                                      19.

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

Rules or similar rules or regulations of the country in which the Product will be installed. Lucent agrees to pay any increase in Supplier's costs and/or expenses resulting from Lucent's request to modify Product to enable Lucent to comply with the FCC Rules or similar rules or regulations of the country in which the Product will be installed.

          5.1.9 EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER MAKES NO OTHER WARRANTIES REGARDING THE PRODUCT, ANY SOFTWARE INCORPORATED THEREIN OR ANY SERVICES PROVIDED THEREWITH AND HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, WHICH ARE ALL HEREBY EXCLUDED. The remedies set forth in this Section 5 are Lucent's sole and exclusive remedies for breach of the warranties set forth in this Section 5 and Supplier's sole and exclusive obligation regarding any breach of such warranties.

     5.2  REPAIRS NOT COVERED UNDER WARRANTY

          5.2.1 In addition to repairs provided for in Section 5.1 and subject to Section 5.3 hereof, Supplier agrees to provide repair service on all Product ordered under this Agreement during the term of this Agreement. Product to be repaired under this Section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Lucent, Supplier shall ship the repaired Product, or a replacement Product pursuant to Section 5.2.2, within [***] following return of the defective or non-conforming Product. With the concurrence and scheduling of Lucent, repair may be made by Supplier on site.

          5.2.2 If Product is returned to Supplier for repair as provided for in this Section and is determined to be beyond repair, Supplier shall so notify Lucent. If requested by Lucent, Supplier will sell to Lucent a replacement at the price set forth in Supplier's then current agreement with Lucent for said Product or, if no such agreement exists, at a price agreed upon by Supplier and Lucent. Further, if requested by Lucent, Supplier shall take the necessary steps to dispose of the irreparable Product and pay to Lucent the salvage value, if any, less all reasonable costs to the Supplier for the disposal.

          5.2.3 All transportation costs of in transit risk of loss and damage to Product returned to Supplier for repair under this Section will be borne by Lucent and all transportation costs of and in transit risk of loss and damage to such repaired or replacement Product returned to Lucent will be borne by Supplier.

          5.2.4 Price schedules for repairs under this Section are listed in Appendix 1.

          5.2.5 Within sixty (60) days after the Effective Date, Lucent's and Supplier's repair groups shall establish a repair plan in support of the implementation of this Section, which shall include, but is not limited to, the following items:

                    (A) the respective roles and responsibilities of the Parties; and

                    (B) the Product flow to ensure timely return of repaired Product or replacement of defective Product to a customer.

                                      20.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     5.3  REPAIR PROCEDURES

          5.3.1 Lucent shall call Supplier for a Return Material Authorization (RMA) number prior to the return of any Product. Lucent shall furnish the following information with Product returned to Supplier for repair:
(a) Lucent's name and complete address; (b) name(s) and telephone number(s) of Lucent's employee(s) to contact in case of questions about the Product to be repaired; (c) ship-to address for return of repaired Product if different from
(a); (d) a complete list of Product returned including serial numbers; (e) the nature of the defect or failure, if known; and (f) whether or not returned Product is in warranty. The name and telephone number of the initial individual to be contacted concerning any questions that may arise concerning repair is Mark Handzel, Vice President of Customer Support and Quality, (619) 453-8799, ext. 103. In returning any Product to Supplier, Lucent and customer shall use functionally equivalent packaging to the original packaging provided by Supplier.

          5.3.2 Product repaired by Supplier shall have the repair completion date identified in a permanent manner at a readily visible location on the Product and the repaired Product shall be returned with a tag or other papers describing the repairs which have been made.

          5.3.3 All invoices originated by Supplier for repair services must be clearly identified as such, and must contain or have attached: (1) a reference to Lucent's RMA for these repair services, (2) a detailed description of repairs made by Supplier and the need therefor, and (3) an itemized listing of parts and labor charges, if any. Further, the provisions of Section 3.9 and
Section 3.10, other than provisions relating to transportation charges with respect to Product repaired under warranty, shall apply to Supplier's return to Lucent of repaired Product.

          5.3.4 The Parties agree that No Trouble Found (NTF) conditions test and evaluation time shall be the hourly rate for Repairs listed in Appendix
1. Supplier shall inform Lucent within forty eight (48) hours of the findings of each NTF condition so that appropriate investigatory measures may be taken to determine the root cause.

     5.4  WARRANTY TRACKING

     Supplier agrees to provide the necessary information via electronic file to Lucent on a timely basis for input to Lucent's Warranty Eligibility System
(WES). See Appendix 7 for WES requirements.

     5.5  YEAR 2000 FUNCTIONALITY

     Supplier warrants that the Product will record, store, process and present calendar dates falling on or after January 1, 2000, to the extent that the Product actually does record, store, process or present calendar dates, in the same manner and with the same functionality as it performed before January 1, 2000. The warranty under this Section 5.5 shall not apply to output, results, errors, or abnormal terminations caused in whole or in part by (i) any use of the Product in combination with any other product not created by Supplier, (ii) errors not attributable to date-specific data, (iii) any modifications of the Product made by a party other than Supplier, and (iv) any data provided to the Product which does not specify the century or is incorrect or ambiguous. Lucent's sole and exclusive remedy and Supplier's sole and exclusive obligation for breach of the foregoing warranty shall be (i) Supplier's use of commercially reasonable efforts to promptly

                                      21.

correct or replace (in no more than sixty (60) days from receipt of notice) the Product at no additional charge or fee to Lucent so that it complies with the terms of the warranty contained in this Section 5.5, and (ii) should Supplier fail to cure the breach of this warranty within such sixty (60) day period, Lucent will be entitled to exercise its manufacturing license under Section 1.7 for the sole purpose of modifying the Product so that it does comply with this warranty. This warranty shall be deemed to be a warranty for future performance that shall continue through and including the year 2002, regardless of any earlier termination of this Agreement.

6.  INTELLECTUAL PROPERTY

     6.1  INTELLECTUAL PROPERTY RIGHTS

     The Parties acknowledge that, except as expressly set forth in this Agreement, this Agreement shall not be deemed to have granted: (i) Supplier any rights in or to Lucent's intellectual property, nor (ii) Lucent any rights in or to Supplier's intellectual property. All rights not expressly granted herein are reserved.

     6.2  PRODUCT SOFTWARE LICENSE GRANT

     Subject to the terms and conditions of this Agreement, Lucent shall have a non-exclusive, [***], non-transferable license to distribute Supplier's firmware and network management software used solely with or embedded in the Product, in executable form only, in the United States solely as used with or embedded in Product furnished to Lucent by Supplier under this Agreement in order to enable Lucent's customers to use Supplier's firmware and network management software used solely with or embedded in the Product. Lucent will not itself, nor permit any of its licensees to, reverse compile or disassemble the software, nor will Lucent reproduce the software for the purpose of furnishing it to others or for any other purpose not expressly permitted by this Agreement.

     6.3  SUPPLIER'S AND LUCENT'S INFORMATION

     Confidentiality of information shall be governed by the Nondisclosure Agreement between Lucent and Supplier effective August 24, 1998 and contained in Appendix 6 of this Agreement, which is incorporated herein by reference and which shall be coterminous with this Agreement, notwithstanding any provision regarding term set forth therein.

7.  OTHER TERMS AND CONDITIONS

     7.1  NOTICES

     Any notice, demand or other communication required, or which may be given unless otherwise specifically provided for in this Agreement, shall be in writing and shall be effective: five (5) days after mailed, if sent by certified, postage prepaid U.S. mail; upon receipt of confirmation, if delivered by confirmed facsimile; upon delivery, if delivered in person; or the day after dispatch, if sent by an overnight courier service that provides the sender with written record of delivery, and shall be addressed to the respective Parties as follows:

     To Lucent:     Lucent Technologies Inc.

                                      22.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                    67 Whippany Road, Room 1C-330
                    Whippany, New Jersey USA 07981-0903
                    Attention: Mynoon Doro
                    Director - Access Solutions Global Partnership and Business Management
                    Voice: 973-386-6188
                    Facsimile: 973-386-5072

     Fax Copies to: Lucent Technologies Inc.
                    283 King George Road, Building C
                    Warren, New Jersey, USA 07059
                    Attention: Corporate Counsel, Switching
                    and Access Solutions
                    Voice: 908-559-3279
                    Fax: 908-559-2176

     To Supplier:   Copper Mountain Networks, Inc.
                    2470 Embarcadero Way
                    Palo Alto, California 94303
                    Attention: Vice-President, Business Development
                    Voice: 650-858-8500, ext. 260
                    Fax: 650-858-8085

     Fax Copies to: Copper Mountain Networks, Inc.
                    3931 Sorrento Valley Boulevard
                    San Diego, California 92121
                    Attention: Chief Financial Officer
                    Fax: 650- 453-9244

                    Cooley Godward LLP
                    3000 El Camino Real
                    Palo Alto, California 94306
                    Attention: Anthony Klein
                    Fax: 650-849-7400

The above addresses may be changed at any time by giving prior written notice as above provided.

     7.2  INDEMNITY

          7.2.1 Supplier agrees to indemnify, defend and hold harmless Lucent, its affiliates, customers, employees, successors and assigns (all referred to in this Section 7.2 as "Lucent") from and against any losses, expenses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from any and all third party claims that the Product infringes any U.S. patent, copyright, trademark or misappropriates any trade secret right. The foregoing indemnity shall not apply to the extent that the claim is based upon or arises out of the use of the Product: (i) in any manner not specified in the applicable

                                      23.

documentation or the Specifications; (ii) outside the scope of the license grant; (iii) if the Product has been modified by Lucent or any third party; or
(iv) if an alleged patent infringement or trade secret violation arises from Lucent combining (or allowing the combination of) the Product with any equipment, devices or software not supplied or specified by Supplier, and such equipment, devices, or software or the combination with the Product infringes the patent rights or misappropriates the trade secrets of a third party or causes injury to a third party, if but for such combining or allowing combination of such equipment, devices or software with the Product, the infringement or injury would not exist. THE FOREGOING INDEMNITY STATES THE SOLE AND EXCLUSIVE REMEDY OF LUCENT AND THE ENTIRE LIABILITY AND OBLIGATION OF SUPPLIER WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCT OR ANY PART THEREOF.

          7.2.2 Supplier shall indemnify, defend and hold Lucent harmless from and against any losses, expenses, damages, claims, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the work or services performed by, or Product and software provided by, Supplier or Supplier's subcontractors, consultants or other persons furnished by Supplier; (2) assertions of Workers' Compensation or similar acts by persons furnished by Supplier; or (3) violation of any law, ordinance, rule, regulation or order caused by Supplier's work or services under this Agreement or by the Product or software provided by Supplier.

          7.2.3 Lucent shall indemnify, defend and hold Supplier harmless from and against any losses, expenses, damages, claims, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the work or services performed by, or any equipment or software provided by, Lucent or Lucent's subcontractors, consultants or other persons furnished by Lucent; (2) assertions of Workers' Compensation or similar acts by persons furnished by Lucent; or (3) violation of any law, ordinance, rule, regulation or order caused by Lucent's work or services under this Agreement or by the equipment or software provided by Lucent.

          7.2.4 A Party's obligations to indemnify, defend and hold harmless under this Section 7.2 are contingent upon the indemnified Party providing the indemnifying Party: (1) prompt written notice of the existence of a claim; (2) sole control of the defense and settlement of such claim; and (3) assistance in the defense or settlement of such claim at the indemnifying Party's reasonable request and expense.

     7.3  IDENTIFICATION

     Supplier shall not, without Lucent's prior written consent, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation or drawing of Lucent or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any Product rejected or not purchased by Lucent.

                                      24.

     7.4  COMPLIANCE WITH LAWS

     Each Party shall comply at its own expense with all applicable laws, ordinances, regulations and codes, (including any pertaining to the environment, safety or health) including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance of this Agreement.

     7.5  FORCE MAJEURE

     Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party or its subcontractors ("force majeure conditions"). Supplier's liability for loss or damage to Lucent's Product in Supplier's possession or control shall not be modified by this Section. When a Party's delay or nonperformance continues for a period of at least one hundred and eighty (180) days, the other Party may terminate, at no charge, this Agreement or an order under the Agreement.

     7.6  ASSIGNMENT

     Neither Party shall assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of the other Party, such consent not to be reasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to a successor in interest without obtaining such consent in the event of a merger, acquisition, change of control, reorganization, or sale of all or substantially all of the assets of the assignor. In such event, an assigning Party will make a good faith effort, consistent with its business needs under the circumstances, but is not required to, provide the non-assigning Party prior notice of a proposed assignment. In the event that a Party enters into discussions with a third party concerning a merger, acquisition, change of control, reorganization or sale of assets as described above, such Party shall ensure that confidential information disclosed to it by the other Party hereto pursuant to Section 6.3 above is not disclosed to the third party; and furthermore, upon closing of any such merger, acquisition, change of control, reorganization or sale of assets, the assigning Party will notify the non-assigning Party in writing of such assignment and the non-assigning Party will be entitled to request and receive a prompt return of its confidential information that has been disclosed pursuant to Section 6.3. Any attempted assignment in violation of this Section 7.6 shall be null and void. Each Party shall be responsible to the other Party for all performance or other activities by any subcontractor or agent of such Party.

     7.7  TAXES

     Lucent shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Lucent advises Supplier that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Lucent shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. At Lucent's expense and subject to Lucent's direction and control, Lucent shall have the right to have Supplier contest any such taxes that Lucent deems improperly levied.

                                      25.

     7.8  GOVERNMENT CONTRACT PROVISIONS

     The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto, are incorporated in this Agreement as they apply to services performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein "contractor" and "subcontractor" mean "Supplier." The Product is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct
1995), containing "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sep 1995) and will be provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4
(Jun 1995), all U.S. Government end users acquire the software incorporated in the Product with only those rights set forth herein.

     7.9  IMPLEADER

     Supplier shall not implead or bring an action against Lucent based on any claim by any person for personal injury or death to an employee of Lucent for which Lucent has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Lucent.

     7.10 REGISTRATION AND RADIATION STANDARDS

     When Product furnished under this Agreement is subject to Part 68, Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such Product complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance re-testing and follow a Quality Control Program, submitted to Lucent, to assure that Product shipped complies with the applicable FCC Rules. Supplier agrees to indemnify and save Lucent harmless from any liability, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier agrees to defend Lucent, at Lucent's request, against such liability, claim or demand; provided that Lucent provides Supplier (i) prompt written notice of the existence of such claim, (ii) sole control of the defense and settlement of such claim, and (iii) assistance in the defense or settlement of such claim at Supplier's reasonable request and at Supplier's reasonable expense.

     7.11 TOXIC SUBSTANCES AND PRODUCT HAZARDS

     Supplier hereby warrants to Lucent that, except as expressly stated elsewhere in this Agreement, all Product furnished by Supplier as described in this Agreement is not defined as a

                                      26.

hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order, and presents no abnormal hazards to persons or the environment.

     7.12  OZONE DEPLETING SUBSTANCES

     Supplier warrants and certifies that all products, including packaging and packaging components, provided to Lucent under this Agreement have been accurately labeled in accordance with the requirements of 40 CFR Part 82 - entitled "Protection of Stratospheric Ozone, Subpart E - The Labeling of Products Using Ozone Depleting Substances." Supplier agrees to indemnify, defend and save harmless Lucent, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that may be sustained by reason of Supplier's non-compliance with such applicable law or the terms of this warranty and certification; provided that Lucent provides Supplier (i) prompt written notice of the existence of such claim, (ii) sole control of the defense and settlement of such claim, and (iii) assistance in the defense or settlement of such claim at Supplier's reasonable request and at Supplier's reasonable expense.

     7.13  HEAVY METALS AND/OR CFC IN PACKAGING

     Supplier warrants to Lucent that no lead, cadmium, mercury or hexavalent chromium has been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Lucent under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Lucent that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the packaging or packaging components provided to Lucent under this Agreement do not exceed 100 parts per million. Upon request, Supplier shall provide to Lucent Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this Section.

     7.14  CHLOROFLUOROCARBONS

     Supplier hereby warrants that it is aware of international agreements and legislation in several nations, including the United States, which limit or ban importation of any product containing or produced using chlorofluorocarbons ("CFCs") and certain chlorinated solvents. Supplier hereby warrants that the Product will conform to all current and future requirements established pursuant to such agreements, legislation and regulations and that the Product will be able to be imported and used lawfully under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing or, if Supplier is not the manufacturer of the Product, is currently causing its manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODC's in the manufacture of the Product.

     7.15  INSURANCE

           7.15.1  Supplier shall maintain during the term of this Agreement:

                         (1)  Workers' Compensation insurance as prescribed by
the law of the state or nation in which the services are performed;

                                      27.

                         (2)  employer's liability insurance with limits of at
least [***] for each occurrence;

                         (3)  automobile liability insurance if the use of motor
vehicles is required, with limits of at least [***] combined single limit for bodily injury and property damage per occurrence;

                         (4)  Commercial General Liability ("CGL") insurance,
ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least [***] combined single limit for bodily injury and property damage per occurrence; and

                         (5)  if the furnishing to Lucent (by sale or otherwise)
of material or construction services is involved CGL insurance endorsed to include products liability and completed operations coverage in the amount of [***] per occurrence.

          7.15.2 All CGL and automobile liability insurance shall designate Lucent Technologies Inc., its affiliates, and its directors, officers and employees as additional insureds. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Lucent shall apply on an excess basis. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Lucent and its customers based on any loss or liability insured against under the foregoing insurance. Supplier shall furnish prior to the start of work certificates or adequate proof of the foregoing insurance, including, if specifically requested by Lucent, endorsements and policies. Lucent shall be notified in writing at least thirty
(30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A-rating.

          7.15.3 To the extent practicable under the circumstances, Supplier will endeavor in good faith to require its subcontractors working on Lucent projects to maintain the types of insurance in the amounts set forth in Section
7.15.1. Also, to the extent practicable under the circumstances, Supplier will endeavor in good faith to obtain from such subcontractors certificates of the insurance actually maintained by such subcontractors so that Lucent may review such certificates if Lucent so requests.

     7.16 CHOICE OF LAW

     This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods.

     7.17 SEVERABILITY

     If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or

                                      28.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

unenforceable provision or provisions, and the rights and obligations of Supplier and Lucent shall be construed and enforced accordingly.

     7.18  SECTION HEADINGS

     The headings of the Sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

     7.19  WAIVER

     The failure of either Party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other Party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other Party.

     7.20  DISPUTE RESOLUTION

               (A) The following procedures shall apply to any dispute or disagreement between the Parties or any of their Related Parties (i.e., such Party's wholly owned subsidiaries, and the respective divisions, heirs, successors and assigns of such Party and its wholly owned subsidiaries) arising out of this Agreement.

               (B)  First:

                    (I) either Party may give written notification of such dispute or disagreement to the other Party and

                    (II) the Parties shall communicate with each other promptly with a view to resolving such dispute or disagreement within twenty-one (21) days (or such extended period as the Parties agree is appropriate in any case) after such written notification is given.

               (C) The giving of any notice regarding any dispute or disagreement under this Section 7.20 shall toll the running of all applicable statutes of limitation until the later of (i) ninety (90) days following the giving of such notice or (ii) thirty (30) days following the termination of discussions between the Parties concerning such dispute or disagreement.

               (D) Second, if at the end of the twenty-one (21) day period referenced in Section 7.20(b) (as it may be extended) such dispute or disagreement has not been resolved to the satisfaction of both Parties, either Party may request in writing that such dispute or disagreement be the subject of non-binding mediation. Following such request, the Parties shall endeavor in good faith promptly to identify a single person (who shall be a person with experience and good reputation) who shall assist the Parties in discussing such dispute or disagreement and in attempting to reach a mutually acceptable business resolution. Such mediation process shall terminate not later than thirty (30) days following the request therefor (or such extended or shorter period as the Parties agree is appropriate). All applicable statutes of limitation shall be tolled during the period of mediation.

                                      29.

               (E) Third, if at the end of the thirty (30) day period referenced in Section 7.20(d) (as it may be extended or shortened) such dispute or disagreement has not been resolved to the satisfaction of both Parties, either Party (the "complainant") may commence binding arbitration by giving the other Party (the "respondent") notice in writing (the "initiating notice") setting forth in reasonable detail the nature of its claim and the relief requested stating that the complainant is invoking the procedures set forth in this Section 7.20 (e) and (f) and naming the complainant's representative on the Arbitration Panel (as defined below). Within twenty-one (21) days of receipt of an initiating notice, the respondent shall give the complainant notice in writing (the "response") setting forth in reasonable detail: (i) the basis of its response to the claim; (ii) the nature of any counterclaim it has against the complainant arising from the same set of facts and circumstances that gave rise to the original claim; (iii) any other counterclaim that Party wishes to bring at that time (although the Party has no obligation to bring such counterclaims at that time); (iv) the relief requested; and (v) naming the respondent's representative on the Arbitration Panel. The two representatives shall select a third person who is mutually acceptable to them. If the representatives fail to make such selection within twenty-one (21) days, the complainant and the respondent shall each replace its representative with a new representative and the new representatives shall be subject to the preceding sentence and this sentence. Once a third person is selected, such person together with the representatives of the complainant and the respondent shall form the Arbitration Panel. The date upon which the Arbitration Panel is formed shall be the "Commencement Date."

               (F) The Arbitration Panel shall conduct proceedings to determine the merits under applicable law of the claims set forth in the initiating notice and the response. The proceedings shall be administered by JAMS/Endispute in accordance with its Comprehensive Arbitration Rules and Procedures in effect as of the Effective Date, subject to the following additional rules:

                    (I)    the proceedings shall take place in New York City;

                    (II) the Arbitration Panel (including, if necessary, any replacement(s) to the Arbitration Panel) shall be selected as set forth in
Section 7.20(e);

                    (III) the available relief shall include damages, injunctive relief and equitable relief to the extent allowed under the applicable law, this Agreement and any other agreement between the Parties;

                    (IV) the Parties shall attempt in good faith promptly to agree on the nature and extent of any discovery in connection with the arbitration, provided that, in the absence of such agreement, discovery shall be governed by JAMS/Endispute's Comprehensive Arbitration Rules and Procedures. In addition, the applicable law with respect to privilege and other protections from disclosure, including the work product doctrine shall apply;

                    (V) the final decision of the Arbitration Panel (the "Award") shall be issued within six months of the Commencement Date (the date of issuance of the Award being the "Award Date") and must be joined by at least two members of the Arbitration Panel;

                                      30.

                    (VI) each Party to the proceedings shall pay its own costs in connection with the proceedings, including the costs and expenses of its representative on the Arbitration Panel, and the Parties shall share equally the other costs of the proceedings, including the fees of the third member of the Arbitration Panel, except that the prevailing Party shall be entitled to recover its attorneys' fees incurred in prosecution thereof.

               (G)  In accordance with the Federal Arbitration Act, 9 U.S.C.
(S)1 et seq., the Award shall be final and binding and judgment thereon may be entered by any state or federal court having jurisdiction thereof.

               (H) Nothing in this Section 7.20 shall be construed to preclude either Party from seeking injunctive relief in a court of competent jurisdiction to prevent imminent irreparable harm. The dispute resolution procedures set forth herein shall be stayed pending disposition of any application for such relief. The Parties agree that a court of competent jurisdiction may consider the merits of any claim that is subject to the dispute resolution procedures set forth herein to the extent necessary to resolve any permissible application for injunctive relief.

     7.21  EXPORT CONTROL

     Neither Party shall use, distribute, transfer or transmit any Products, software or Technical Information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Neither Party shall directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws:
(a) software or technical data disclosed or provided to one Party by the other or its subsidiaries or affiliates; or (b) the direct product of such software or technical data. Each Party agrees to promptly inform Lucent in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). Supplier also will not, without the prior written consent of Lucent, export or re-export, directly or indirectly, any technical data or software furnished hereunder from the country in which Lucent first provided the technical data or software to Supplier hereunder, except to the United States. The obligations stated above in this clause will survive the expiration, cancellation, or termination of this Agreement or any other related agreement.

     7.22  RECORDS

     Supplier shall maintain complete and accurate records of all amounts billable to and payments made by Lucent hereunder, in accordance with generally accepted accounting practices. Supplier shall retain such records for a period of three (3) years from the date of invoice for the final shipment of Products covered by this Agreement. Supplier agrees to provide supporting documentation concerning any disputed amount or invoice to Lucent within thirty (30) days after Lucent provides written notice of the dispute to Supplier.

     7.23  TERMINATION

           7.23.1 Lucent may terminate this Agreement for convenience by giving Supplier [***] prior written notice. In such event, notwithstanding any other provision herein

                                      31.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

to the contrary, any supply or support obligations stated to survive expiration or termination of the Agreement shall also terminate, except that the following obligations shall survive termination for convenience as follows: (i) Supplier shall fulfill existing purchase orders accepted by Supplier prior to the effective date of termination, as set forth in Section 1.3; and (ii) Supplier shall fulfill its warranty obligations to Lucent for delivered Product under
Section 5 in existence as of the effective date of termination.

           7.23.2 Either Party may terminate this Agreement upon [***] prior written notice if the other Party shall be in material default of any of the terms, conditions or covenants of this Agreement unless the defaulting Party cures the breach during the notice period.

     7.24  PUBLICITY

     Promptly following the Effective Date, Lucent shall issue a mutually-acceptable press release announcing this transaction. The Parties' goal is to make such press release within two (2) weeks following the Effective Date. Supplier may also make a similar, mutually-acceptable press release announcing this transaction. Supplier and Lucent may not make press or other public announcements or releases relating to this Agreement without the prior written approval of the other Party. Such approval will not be unreasonably withheld or delayed.

     7.25  SURVIVAL OF OBLIGATIONS

     Sections [***] shall survive any termination or expiration of this Agreement for the earlier of a period of [***] or such time as all outstanding Lucent obligations regarding the Product to its existing customer base for Products are met. In addition, [***] shall survive any expiration or termination of the Agreement indefinitely.

     7.26  LIMITATION OF LIABILITY.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, CONSEQUENTIAL DAMAGES, INCIDENTAL DAMAGES OR SPECIAL DAMAGES, REGARDLESS OF CAUSE OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THIS LIMITATION OF LIABILITY IS AN ESSENTIAL ELEMENT OF THE BARGAIN OF THE PARTIES AND THAT IN ITS ABSENCE THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

     7.27  STEERING COMMITTEE.   The Parties agree to establish a steering
committee comprised of at least two (2) representatives from each Party, but in all events an equal number from each Party. The steering committee's activities are contemplated to include, but are not limited to, the following: issue resolution, Agreement management, customer bid issues, sales tracking reports, risk manufacturing builds, Product support strategies, pricing, training, marketing strategies, implementation and tracking of support plans and other customer or business issues that the steering committee deems reasonably appropriate. These activities are

                                      32.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

not limited exclusively to the steering committee and may be discussed by other representatives of the Parties as appropriate. The steering committee will meet quarterly unless the Parties otherwise mutually agree.

     7.28  RELATIONSHIP OF THE PARTIES.

     The relationship of the Parties under this Agreement shall be and at all times remain one of independent contractors and not principal and agent, employer and employee, franchisor and franchisee, partners or joint venturers. Neither Party shall have the authority to assume or create obligations on behalf of the other Party. Each Party shall employ its own personnel and contractors and shall be solely responsible for their acts and be responsible for payment of all unemployment, Social Security, and other payroll taxes, including contributions required by law.

     7.29  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     7.30  ENTIRE AGREEMENT

     This Agreement, including all appendices attached hereto, shall constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except by a writing signed by Supplier and Lucent. Printed provisions on the reverse side of Lucent's purchase orders (except as specified otherwise in this Agreement) and all contradictory or additional provisions on Supplier's forms shall be deemed deleted and of no force or effect. Estimates or forecasts furnished by Lucent shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications and understandings of the Parties with respect to the subject matter of this Agreement.

                                      33.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below

COPPER MOUNTAIN NETWORKS, INC.                  LUCENT TECHNOLOGIES INC.

By: /s/ MICHAEL O. STAIGER                      By: /s/ HERBERT J. IMBORNONI
   ------------------------------                  ---------------------------

Name: Michael O. Staiger                        Name: Herbert J. Imbornoni
     ----------------------------                    -------------------------

Title: Vice President                           Title: Purchasing Manager
      ---------------------------                     ------------------------

Date: 11/17/98                                  Date: November 17, 1998
     ----------------------------                    -------------------------

                                      34.

                                  APPENDIX 1
                                 PRICING TERMS

Standard Systems      Current Standard Systems are described in Schedule A.
                      Additional Standard Systems will be created in response to customer needs.

Standard System and
Line Module Pricing   First [***]      [***] discount off Supplier list price
                      Next  [***]      [***] discount off Supplier list price
                      Thereafter       [***] discount off Supplier list price

Parts Pricing         First [***]      [***] discount off Supplier list price
                      Next  [***]      [***] discount off Supplier list price
                      Thereafter       [***] discount off Supplier list price

                      All of the above volume break points refer to Lucent's cumulative net purchasing volume since contract inception.

Supplier List Prices      Current Supplier list prices appear in Schedule B.

                                     A-1.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE A
                        STANDARD SYSTEM CONFIGURATIONS



STANDARD SYSTEM 1


1 CE200 Chassis
1 System Control Module
1 Buffer Card
1 DS3 Frame Relay Module
2 Power Supplies
2 LC4 24-port SDS Line Modules

STANDARD SYSTEM 2

1 CE200 Chassis
1 System Control Module
1 Buffer Card
1 DS3 Frame Relay Module
2 Power Supplies
8 LC4 24-port SDSL Line Modules

STANDARD SYSTEM 3

1 CE200 Chassis
1 System Control Module
1 Buffer Card
1 DS3 Frame Relay Module
2 Power Supplies
2 LC4 24-port SDSL Line Modules
1 LC5 24-port IDSL Line Module

STANDARD SYSTEM 4

1 CE200 Chassis
1 System Control Module
1 Buffer Card
1 DS3 Frame Relay Module
2 Power Supplies
6 LC4 24-port SDSL Line Modules
2 LC5 24-port IDSL Line Modules

                                 SCHEDULE A-1.

                                  SCHEDULE B
                             SUPPLIER LIST PRICES
                                OCTOBER 1, 1998


Standard Systems

Standard System 1                         [***]
Standard System 2                         [***]
Standard System 3                         [***]
Standard System 4                         [***]


LINE MODULES


LC4 24-port SDSL Line Module              [***]
LC5 24-port IDSL Line Module              [***]


PARTS


Chassis
CE200 Chassis (including 1 Buffer Card,   [***]
  1 System Control Module and 1 Power
  Supply)

Chassis Components
Buffer Card                               [***]
System Control Module                     [***]
Power Supply                              [***]

WAN Interfaces
V.35 WAN Module (2 port)                  [***]
HSSI WAN Module                           [***]
DS-3 Frame Module                         [***]

Modems
CR201 SDSL Modem                          [***]
CR201 IDSL Modem                          [***]

Additional FSA/ICA Support                [***]

Repairs Not Covered by Warranty           [***]

                                       1

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

No Trouble Found                          [***]

If repairs are conducted at a location other than a Supplier facility, then reasonable travel time and expenses will be included. The minimum service charge will be for [***] of work, regardless of time actually worked.

                                       2

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX 2

1. CopperEdge 200 Fast Packet DSL Concentrators shall conform to the description, shape, performance and functions set forth in the Supplier's CopperEdge 200 Installation and Operation Guide, a copy of which has been provided to Lucent.

2. CopperView EMS Element Management Systems shall conform to the description, shape, performance and functions set forth in the Supplier's CopperView EMS Installation and Operation Guide, a copy of which has been provided to Lucent.

3. Copper Rocket Model 201 SDSLs shall conform to the description, shape, performance and functions set forth in the Supplier's CopperRocket 201 SDSL Installation and Operating Guide, a copy of which has been provided to Lucent.

4. Copper Rocket Model 201 IDSLs shall conform to the description, shape, performance and functions set forth in the Supplier's CopperRocket 201 IDSL Installation and Operating Guide, a copy of which has been provided to Lucent.

                                                       Agreement No. ___________
                                                                     Page 1 of 5
                                                                      Appendix 3

Appendix 3 Quality

QUALITY

(A) Supplier commits to ensure that all manufacturing, and design operations, including any key sub-contractor, or contract manufacturing suppliers, which contribute to the design, development, production, delivery and service of material are ISO 9000 registered by an accredited Registrar pursuant to Section _____ QUALITY.

(B) Supplier commits to having a continuous improvement program in place which will allow it to attain and maintain "acceptable" ratings (or equivalent) on all quality system elements per Supplier Capability Assessment (SCA), or other type of Company assessment, as periodically performed by Company. An "acceptable" element is defined as one where the quality system meets the "general intent" of the quality system element and is fully implemented to maintain the quality system and product quality. No significant deficiencies encountered that would jeopardize the quality system, and product quality and/or reliability.

(C) Supplier commits to establish quality control (qc) verification points throughout the manufacturing process. These verification points should be located in-process as well as after PRODUCT has completed all manufacturing operations. The scope of these qc verification points shall be to validate, through visual and mechanical inspections and tests, and with the use of statistically valid sampling plans, that PRODUCT conforms to Supplier's manufacturing, product and process specifications, standards of acceptable workmanship, as well as other specification's which may be provided by Company. Company reserves the right to review these qc points and make suggestions for improvement. Supplier commits to address these suggestions through the implementation of appropriate corrective actions.

(D) Supplier commits to establish an end of the line Quality Assurance product audit. The focus of this audit shall be to replicate user application of PRODUCT as specified by Company's customer. Test and examination of PRODUCT under the quality audit shall be at a system level, and shall include but is not limited to:

          a) A system for continuous monitoring of all primary and ancillary product functions and fault detection of the PRODUCT while under this test.

     Supplier shall continuously review customer return data to ensure that the scope of the product quality assurance audit function includes the requirement(s)/condition(s) under which the return failed.

     Supplier shall perform a detailed failure mode analysis of all PRODUCT found defective through the quality assurance audit in line with the requirements and process outlined in paragraph F.

     Supplier agrees to provide to Company on a monthly basis, results of the quality assurance product audit in a format specified by Company.

(E) Supplier commits to establishing a program of tracking return rates. The following is the suggested method for tracking, calculating, and tracking customer returns. Company and supplier may mutually agree to modify this method as appropriate. PRODUCT which has been in operation for any period of time up to, and including one full year shall be considered part of this tracking program. For the purpose of this section, the term "product" shall be used to define the lowest replaceable unit (lru) of PRODUCT supplied to Company.

    For the purpose of calculating the return rate, the following definitions apply:
                        Lucent Technologies Proprietary

                                                       Agreement No. ___________
                                                                     Page 2 of 5
                                                                      Appendix 3

     RTM(x) = The quantity of lru's which were manufactured in the Target Month;(x) that have been returned during the period beginning the 4th month after the Target Month and ending the 15th month from the Target Month.

     PTM(x) = The total number of lru's in the Target Month;(x). All returns will be included in the calculation of the return rate including, but not limited to, failures, no trouble founds, and recalls. Failed safety devices are excluded. A Target Quarter Return Rate (TQRR) is to be calculated using the following equation:

     TQRR = 10,000 x [[RTM(1)+RTM(2)+RTM(3)]/[PTM(1)+PTM(2)+PTM(3)]]

     Where:

            "(1)" refers to the first month of the Target Quarter
            "(2)" refers to the second month of the Target Quarter "(3)" refers to the third month of the Target Quarter

     This calculation shall be made on a quarterly basis for the product manufactured under this contract.

     The Supplier agrees to update and report TQRR's on a quarterly basis to Company, and to comply with the Annual Return Rate (ARR) requirement in accordance with the following schedule:

--------------------------------------------------------------------------------------
        Manufacture Year              ARR Requirement        Annual Measurement Due
--------------------------------------------------------------------------------------
       Jan xxxx- Dec xxxx              360 in 10,000               April, xxxx
--------------------------------------------------------------------------------------
       Jan xxxx  Dec xxxx              240 in 10,000               April, xxxx
--------------------------------------------------------------------------------------

     The ARR is 10,000 times the summation of the number of returns received for the Target Months of the Manufacture Year divided by the summation of the manufacturing populations for the Target Months of the Manufacture Year. Supplier commits to provide to company on a monthly basis, the cumulative year to date results of the ARR until the annual measurement requirement is due.

(F) Supplier commits to establishing a system for tracking and analysis all PRODUCT returned by Company to it, as well as any PRODUCT failures which occur through the company's end of the line quality assurance audit. For all PRODUCT in the above two categories, supplier shall perform a failure mode analysis, which at a minimum will be down to the component level. Component level failure modes will be recorded, and failed components found defective will be accumulated for the purpose of determining repetitive occurrences.

     PRODUCT shall be considered defective if it fails to meet the warranty specifications under this Agreement (including performance and appearance Specifications) or if during customer testing, installation, or use, the PRODUCT fails to operate as expected or specified.

     If the analysis of a Company return is found to be within the specifications of this agreement (i.e., a no trouble found condition), then Supplier shall track these no trouble found conditions and notify Company of said findings at a minimum of a monthly interval, so that appropriate investigative measures may be taken to determine the root cause.

(G) If a Target Quarter Return Rate (TQRR) is found to exceed the applicable ARR requirements specified in paragraph E, or repetitive occurrences are observed with regard to

                        Lucent Technologies Proprietary

                                                       Agreement No. ___________
                                                                     Page 3 of 5
                                                                      Appendix 3


     component level failures then the supplier shall provide a written Corrective Action Report to the Company, explaining in detail the nature of the problem detected, and the step(s) Supplier proposes to correct the problem. As part of the plan to correct the problem, it is agreed that the Supplier shall:

        a)  Incorporate the remedy in affected PRODUCT.
        b) Ship all subsequent PRODUCT incorporating the required modification correcting the problem at no additional charge to Company; and

        c) Repair and/or replace previously shipped PRODUCT that may contain the same problem trend. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear shipping costs and risk of in transit loss and damage for such repaired and/or replaced PRODUCT when shipped from supplier to Company or customer..

     Supplier and Company shall mutually agree in writing as to the implementation schedule of the corrective action plan. Supplier agrees to use its best efforts to implement the plan in accordance with the agreed upon schedule. It is also agreed that the Company shall be entitled to postpone at no charge to Company, further deliveries of orders until such time as the remedy is implemented consistent with this Section.

(H) As part of a program of continuous improvement, Supplier agrees to establish annually, improvement goals for a series of key quality objectives. These goals should include, but are not limited to a) customer return rates as specified in Section E, b) Quality Assurance product quality audit defect rates, c) final system test yields. Supplier agrees to track these goals on a monthly basis, and to commit the resources necessary for the attainment of these goals.

                        Lucent Technologies Proprietary

                                                       Agreement No. ___________
                                                                     Page 4 of 5
                                                                      Appendix 3


(I) The following paragraph summarizes the requirements for providing data and information to Company as per paragraphs A through H.


-----------------------------------------------------------------------------------------------
Ref.                 Data Required                  Frequency                Company's
Par. #                                                                       Recipient
-----------------------------------------------------------------------------------------------
A              Corrective Action           As dictated by  Assessment      Lead  Assessor
               Response to Assessment
-----------------------------------------------------------------------------------------------
B              ISO Registration copies     When requested by Company      To be specified by
                                                                          Company
-----------------------------------------------------------------------------------------------
C              Corrective Action           As dictated by the audit       To be specified by
               response to company's                                      Company
               audit of QC practices
-----------------------------------------------------------------------------------------------
D              Quality Assurance Results   Monthly                        Company's quality QA
                                                                          contact
-----------------------------------------------------------------------------------------------
E              Monthly Return Rate data    Quarterly                      Company's quality QA
                                                                          contact
-----------------------------------------------------------------------------------------------
E              Annual Return Rate          Monthly                        Company's quality QA
               Summary Results                                            contact
-----------------------------------------------------------------------------------------------
F              "No trouble founds"         Monthly                        Company's quality QA
               summary data on customer                                   contact
               returns
-----------------------------------------------------------------------------------------------
G              Corrective Action Report    As dictated by Supplier's      Company's quality QA
                                           data on repetitive             contact
                                           component level failure
                                           mode analysis (FMA) on
                                           customer returns
-----------------------------------------------------------------------------------------------
G              Corrective Action Report    If return rates exceed         Company's quality QA
                                           pre-established thresholds     contact
                                           per paragraph E
-----------------------------------------------------------------------------------------------
H              Quality Improvement Goals   Annually                       Company's quality QA
                                                                          contact
-----------------------------------------------------------------------------------------------

(J)   In the event that the Supplier 1) exceeds the Annual Return Rate
                                        ------------------------------
established in Section E by more than 50% during any period of three months or
                                     ---
more, then Company may 1a) develop and implement such remedy for already purchased PRODUCT defined under the Corrective Action Plan, the cost of which will be borne by the Supplier; and/or 2a) cancel or postpone other orders and/or terminate this Agreement subject to the provisions of the TERMINATION Section. Supplier reserves the right, as a substitution for 1a) to 2a) above, to instruct Company to return all PRODUCT that is affected by the problem for full refund, payable by Supplier to Company within thirty (30) days after receipt of returned PRODUCT (with risk of loss or in-transit damage to be borne by Supplier).

In the event that Supplier fails to complete and issue Corrective Action Reports as required in Section G, Company may put Supplier on notice that continued non-compliance for more than 30

                        Lucent Technologies Proprietary

                                                       Agreement No. ___________
                                                                     Page 5 of 5
                                                                      Appendix 3


days could result in cancellation or postponement of orders and/or terminate this Agreement subject to the provisions of the TERMINATION Section.




                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 1 of 2

                                                                      Appendix 4



APPENDIX 4

                     ENGINEERING CHANGE CONTROL PROCEDURES

Supplier agrees to perform and administer all "Product Changes" in accordance with Bell Communications Research document GR 209 CORE, Issue 2, January 1996, titled "Generic Requirements for Product Change Notices", which is incorporated herein by reference.

Supplier may make changes to PRODUCT, modify drawings, or make changes to manufacturing specifications, provided the changes, modifications, or substitutions DO NOT have an impact on the performance, reliability, form, fit, or function of the PRODUCT without prior notification to Company. Supplier shall maintain written records of all such changes, and make these records available for Company's review upon request.

For such changes or modifications which DO have an impact on performance, reliability, form, fit, or function, Supplier shall identify each such change or modification in accordance with the classifications contained in the above Bell Communications Research document via a Product Change Notification (PCN) form. The Company shall immediately acknowledge receipt of the PCN to the address/contact as stated on the PCN form and shall have thirty (30) calendar days to advise Supplier if the proposed change or modification is unacceptable. If Company notifies Supplier as required herein, that the proposed change or modification is unacceptable, Supplier shall not implement such change or modification. Company may reject any PRODUCT offered by Supplier which has been changed or modified in a manner unacceptable to Company.

If Company has not notified Supplier that the change or modification is unacceptable within thirty (30) calendar days following issuance of the Change Notification, Supplier shall implement the change or modification as described in the Change Notification.

If during the review of a proposed Product Change Notification, which has a classification of either A or AC, issued by Supplier during the Warranty period of the affected PRODUCT, the Company determines that implementation of the PRODUCT CHANGE will cause the Company to incur "unreasonable expenses" such as, but not limited to, expenses resulting from escorting Supplier's personnel to numerous Company locations containing affected PRODUCT or repeated product changes to the same item of PRODUCT within a one (1) year time period, the Company shall so notify Supplier, in writing, prior to the implementation of such PRODUCT CHANGE.

Upon such notification, the Company and Supplier shall jointly determine the implementation procedure which will utilize the Supplier's and/or Company's personnel in the most cost effective manner.

                                                           Agreement No. GA10097
                                                                     Page 2 of 2
                                                                      Appendix 4


If Supplier and the Company conclude the agreed to implementation procedure will probably cause the Company to incur "unreasonable expenses", the Company and Supplier shall jointly determine the likely extent of such expenses and agree, in writing, to a "not to exceed" estimate for such expenses. In no event shall such estimate exceed the Company's purchase price for the PRODUCT to be changed. The Company shall track and record all such expenses associated with the PRODUCT CHANGE. Upon completion of its efforts, the Company shall submit to Supplier, for reimbursement by Supplier, an invoice of the Company's "unreasonable expenses" within forty-five (45) calendar days after the Company's receipt of such invoice.

Issuing a Class A or AC product Change Notification shall not constitute an agreement to provide such a change, but shall be construed as a recommendation by the Supplier that the change is absolutely necessary.

                                  Appendix 5

                        DEMAND PULL PROCEDURES  [DRAFT]

(A) For Product items mutually agreed upon by Lucent and Supplier, Lucent shall issue an annual order during the term of this Agreement which will state Lucent's estimated annual purchases for such Product (the "EAU order"). Each week Lucent shall provide Supplier with a fifty-two (52) week forecast for each such Product (the "Forecast"). Supplier shall reference the EAU order number on its shipping and invoicing documents. Said EAU order and Forecast shall be for planning purposes only and, except to the extent set forth in paragraph D below, shall not be deemed a commitment to purchase or supply the amount set forth in the EAU order or Forecast.

(B) Supplier shall maintain (1) an inventory of Supplier-inspected finished Product equivalent to weeks _______________ of the then current Forecast and (2) Product work in process and raw materials in the aggregate sufficient to manufacture such Product equivalent to weeks ______________ or the appropriate number as determined by Supplier and Lucent by the then current Forecast.

(C) Supplier shall review the weekly Forecast and make adjustments to Supplier's inspected inventory, work in process and raw materials and components based upon increases/decreases in the Forecast.

(D) Lucent's commitment for the Product shall be limited to: (1) the quantities set forth in the "Supplier Action" column of the Forecast and (2) the inspected inventory, work in process and raw materials as set forth in paragraph B above. Lucent's liability for the items in this paragraph D(2) shall be limited to:

  (a) For inspected inventory (not useable in Supplier's other operations or salable to Supplier's other customers within ____ weeks following receipt of notice from Lucent): the unit prices set forth in this Agreement;

  (b) For raw materials: Supplier's purchase price of such raw materials (that cannot be returned or are not usable in Supplier's other operations or salable to Supplier's other customers within ____ weeks following receipt of notice from Lucent); note: Lucent and Supplier should identify these raw materials and associated costs as much as is possible upfront.

  (c) For work in process: the actual costs incurred by Supplier in procuring and manufacturing Product (not usable in Supplier's other operations or salable to Supplier's other customers within ____ weeks following receipt of notice from Lucent); less

  (d) Any salvage value thereof.

If requested, Supplier agrees to substantiate such costs with proof reasonably satisfactory to Lucent.

(E) Termination - Lucent may at any time, and without cause, terminate any or all EAU orders, in whole or in part, upon written notification to Supplier. Upon receipt of such notice, Supplier shall immediately stop work as specified in the notice to Supplier.

Lucent's liability to Supplier with respect to such termination shall be limited to the commitments set forth in paragraph D above. Upon such termination, the parties shall meet promptly to determine the inspected, finished Product, work in process and raw material for which Lucent is responsible as set forth above. Supplier shall ship the inspected finished Product (to the extent not already in transit) and raw materials to Lucent pursuant to shipping schedules agreed upon by the Parties. As to the work in process, Supplier shall, at Lucent's option, ship it to Lucent pursuant to shipping schedules agreed upon by the Parties or scrap it.

                     Appendix 6: Non-Disclosure Agreement

                           NON-DISCLOSURE AGREEMENT


    THIS AGREEMENT, effective as of August 24, 1998 is by and between LUCENT TECHNOLOGIES INC., a Delaware corporation, with principal offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974, on behalf of itself and its affiliates ("Lucent"), and COPPER MOUNTAIN NETWORKS, INC., a California corporation, with offices located at 2470 Embarcadero Way, Palo Alto, CA 94303 ("Copper Mountain") (hereinafter collectively the "Parties").

    WHEREAS, the Parties, for their mutual benefit, desire to disclose to one another certain specifications, designs, plans, drawings, software, data, prototypes or other business, technical, and/or marketing plans and strategies, pricing information, customer information or other business and technical information pertaining to Lucent's purchase of devices and associated services from Copper Mountain (hereinafter "INFORMATION"), which INFORMATION is proprietary to the disclosing Party.


     NOW, THEREFORE, the Parties agree as follows:

     1. INFORMATION disclosed pursuant to this Agreement shall be used only for the purpose of exploring, evaluating and implementing a potential OEM relationship between the Parties, which relationship shall be formalized in separate written agreements.

     2. This Agreement is effective from the date first written above ("Effective Date") and shall continue in effect for a period of three
         (3) year (the "Term") unless terminated earlier in writing by either Party. This period may be extended or terminated earlier upon mutual written agreement of the Parties. This Agreement applies to INFORMATION disclosed by the Parties during the Term of the Agreement and such INFORMATION shall be subject to the confidentiality obligations set forth in this Agreement for three (3) years commencing on the date of disclosure.

     3. The receiving Party shall hold the INFORMATION in confidence, shall use the INFORMATION only for the purpose set forth in Section 1 above, shall reproduce the INFORMATION only to the extent necessary for the above purpose and shall not disclose the INFORMATION to any third party without the prior written approval of the other Party. The receiving Party may, however, disclose the INFORMATION to its employees, consultants and contractors (including, without limitation, its legal counsel and accountants) with a need to know; provided, that the receiving Party binds those employees, consultants and contractors to terms at least as restrictive as those stated herein, advises those employees, consultants and contractors of their confidentiality obligations, and indemnifies the disclosing Party for any breach of those obligations.

     4. INFORMATION shall be subject to the restrictions of paragraphs 1 and 3, if it is in writing or other tangible form, only if clearly marked as "confidential," "proprietary" or "restricted" when disclosed to the receiving Party or, if not in tangible form, its proprietary nature must first be announced; and it must be summarized in writing, with a copy of the writing being furnished to the receiving Party within thirty (30) days of the disclosure of intangible information.

     5. These restrictions on the use or disclosure of INFORMATION shall not apply to any INFORMATION:

                a. which is independently developed by or for the receiving Party or its affiliated company; or

                b. which is lawfully received free of restriction from another source; or

                c. after it has become generally available to the public without breach of this Agreement by the receiving Party or its affiliated company; or

                d. which at the time of disclosure to the receiving Party can be demonstrated to have been known to that Party or its affiliated company free of restriction;

                e. which the disclosing Party agrees in writing is free of such restrictions; or

                f. which the receiving Party is required to disclose under applicable laws, rules and regulations, provided that the receiving Party shall first notify the disclosing Party of such required disclosure and afford the disclosing Party the opportunity to seek a protective order relating to such disclosure.

     6. Each Party shall protect the INFORMATION disclosed to it by the other Party with at least the same degree of care as it normally exercises to protect its own proprietary information of a similar nature.

     7. Information, other than confidential INFORMATION identified and furnished as provided above, shall not be subject to any restriction by the disclosing Party as to the receiving Party's disclosure or use thereof.

    8. No license to a Party, under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by the conveying of INFORMATION to that Party. None of the INFORMATION which may be disclosed or exchanged by the Parties shall constitute any representation, warranty, assurance, guarantee or inducement by either Party to the other of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights, mask work protection rights or any other intellectual property rights, or other rights of third persons or of either Party.

    9. Neither this Agreement nor the disclosure or receipt of INFORMATION shall constitute or imply any promise or intention to make any purchase of products or services or to make any equity investment by either Party or its affiliated companies or any commitment by either Party or its affiliated companies with respect to the present or future marketing of any product or service.

   10. All INFORMATION shall remain the property of the disclosing Party and shall be returned upon written request or upon the receiving Party's determination that it no longer has a need for such INFORMATION. The receiving Party may, however, retain one copy of all written materials returned to provide an archive record of the disclosure; provided that such archival copy may not be used for any other purpose and shall remain subject to the terms and conditions of this Agreement.

   11. All INFORMATION in written form shall be furnished only to the following representatives, or successor representatives that have been designated in writing:

         Lucent Technologies Inc.

         Name:          Linda Manchester
                        ------------------------------------
         Title:         Director
                        ------------------------------------
         Address:       67 Whippany Road
                        ------------------------------------
                        Whippany
                        ------------------------------------
                        New Jersey 07981
                        ------------------------------------

         Telephone:      (973) 386
                         ------------------------------------

         Copper Mountain Networks, Inc.

         Name:           Michael Staiger
                         ------------------------------------
         Title:          Vice President, Business Development
                         ------------------------------------
         Address:        2470 Embarcadero Way
                         ------------------------------------
                         Palo Alto, CA 94303
                         ------------------------------------
         Telephone:      (650) 858-8500
                         ------------------------------------

   12. This Agreement shall be governed by the laws of the State of New York, USA, applicable to contracts entered into and to be wholly performed within said state, without reference to choice or conflict of law rules otherwise applicable.

   13. If any provision of the Agreement is held by a court or other adjudicatory body to be unenforceable, such provision will be severed from this Agreement, and the balance of the Agreement will remain in full force and effect.

   14. If a dispute arises with respect to this Agreement, the Parties agree to make a good faith effort to resolve the dispute through negotiations between themselves. If not thus resolved, either Party may refer the dispute to a sole arbitrator selected jointly by the Parties or to the American Arbitration Association ("AAA") for arbitration. The arbitration shall be governed by the United States Arbitration Act and judgment on the award may be entered by any court having jurisdiction. The arbitrator shall not limit, expand or modify the terms of the Agreement nor award damages in excess of compensatory damages, and each Party waives any claim to such excess damages. A request by a Party to a court for interim protection shall not affect either Party's obligation hereunder to arbitrate. Each party shall bear its own expenses and an equal share of all cost and fees of the arbitration. Any arbitrator selected shall be competent in the legal and technical aspects of the subject matter of this Agreement. The content and result of arbitration shall be held in confidence by all participants, each of whom will be bound by an appropriate confidentiality agreement.

   15. This Agreement constitutes the entire understanding between the Parties hereto regarding the INFORMATION and merges all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the Parties unless made in writing and signed on behalf of each of the Parties by their respective duly authorized officers or representatives.

    IN WITNESS WHEREOF, the parties have executed the Agreement on the respective dates entered below.

LUCENT TECHNOLOGIES INC.               COPPER MOUNTAIN
                                       NETWORKS, INC.


By: /s/ LINDA C. MANCHESTER            By: /s/ MICHAEL STAIGER
    -----------------------                ------------------------
          (Signature)                           (Signature)


        Linda Manchester                       Michael Staiger
    -----------------------                ------------------------
          (Typed Name)                          (Typed Name)


            Director                       Vice President, Business
                                                 Development
    -----------------------                ------------------------
            (Title)                                 (Title)


            11/12/98                               11/12/98
    -----------------------                ------------------------
         (Date Signed)                          (Date Signed)

                                                           Agreement No. GA10097
                                                                     Page 1 of 8
                                                                      Appendix 7


                       Warranty Eligibility System (WES)
                                  Transaction

The Warranty Eligibility System (WES) tracks a serialized product from manufacturing to the customer and provides up-to-date information about the product's warranty status. In order to accomplish this, WES receives data from entities whose functions affect an item's warrantability.

At the end of the manufacturing, shipping, or repair processes, information about an item will be sent to WES for inclusion on the Warranty Database. This file can be sent to WES using

1)  UNIX file transfer at,
     /usr/spool/uucppublic/receive/wes/origsystem/WESXXNNNN
     where origsystem is the UNIX machine originating the file XX is a location code entry in the location table and NNNN is the sequence number on the header record.

2) or by placing the formatted file on a floppy disk and mailing the disk directly to the WES group at:
     Lucent Technologies
     Westwood of  Lisle
     Attn.:  L. Fitzgerald
     2443 Warrenville Rd.
     Lisle,  IL  60532

Batch files received for processing by WES must be processed by a Header Record as attached. Following the Data Records must be a Trailer Record also attached. The Header and Trailer Records are interrogated by WES and messages are returned to the sending location indicating the status of each file transmitted to WES.

These files should be sent at least once a week, depending on volume, in order to keep the database current. That data needs to be formatted as shown on the following page.

                                 HEADER RECORD

COLUMN           FIELD SIZE        FIELD CONTENT            COMMENTS
------           -----------       -------------            --------
1-5                (05)        Transaction Code        &&HDR
6                  (01)                                Blank
7-14               (08)        Source of Input         Job Name of Feeder
15                 (01)                                Blank
16-19              (04)        Transmission Sequence   Zero Filled
                               Number                  Right Justified
20                 (01)                                Blank
21-26              (06)        Time                    HHMMSS
27                 (01)                                Blank

                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 2 of 8
                                                                      Appendix 7


28-33              (06)        Date                    MMDDYY
34-123             (90)                                Blank
124-125            (02)        Originating Location    Location that
                                                       Originates this
                                                       Transaction


                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

                                TRAILER RECORD


COLUMN      FIELD SIZE     FIELD CONTENT     COMMENTS
------      -----------    -------------     --------
1-5            (05)       Transaction Code   &&TLR
6              (01)                          Blank
7-12           (06)       Record Count
13-125        (113)                          Blank

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

                            ADD TRANSACTION FORMAT


COLUMN           FIELD SIZE              FIELD CONTENT           COMMENTS
------           ----------              -------------           --------
1) 1               (01)              Transaction Code         A
2) 2-13            (12)              Item Serial Number
3) 14-23           (10)              Order Number             AT&T Order
                                                              Number
   24-38           (15)                                       Blank
4) 39-44           (06)              Manufacture Ship Date    MMDDYY
5) 45-56           (12)                                       Blank
6) 57-61           (05)              Product Line             Left Justified
7) 62-86           (25)              Product Identification
                                     Number
   87-123          (37)                                       Blank

                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 3 of 8
                                                                      Appendix 7

8)  124-125      (02)    Originating Location    Location that
                                                 Originated
                                                 Transaction


                 ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

1) One digit code representing the transaction to be performed by WES, i.e. A = Add, R = Repair, etc.

2) The twleve (12) digit number assigned to each unique product manufactured. Includes a two or three digit manufacturing number (vendor code) as described in KS-23490.

     Example - 12 Digit Serial Number with a two (2) digit manufacturing id number 9T

     2 Characters  last two digits of the year
     2 Characters   manufacturing identification number (vendor code)
     2 Characters  month (01 to 12) or fiscal week (21 to 72)
     6 Characters  sequential serial number
     i.e. First Product Manufactured in March of 1997 = 979T03000001

     Example - 12 Digit Serial Number with a three (3) digit manufacturing id number of A0J

     2 Characters  last two digits of the year
     2 Characters   manufacturing identification number (vendor code)
     2 Characters  month (01 to 12) or fiscal week (21 to 72)
     1 Character last digit of the manufacturing id number (vendor code) 5 Characters sequential serial number ie. First Product Manufactured in March of 1997 = 97A003J00001.

3)  The identifier of an order placed by a customer.

4)  The date an item was shipped from manufacturing.  The format is MMDDYY.

5) The item serial number of the equipment that the current item is embedded in.

6) A five character identifier used to distinguish product for determining warranty, which is assigned by the product manager in agreement with WES.

7) The product identification number assigned by the product manager which consists of the comcode. Left justified.

8)  Location which originates the transaction.

                             SES TRANSACTION FORMAT

COLUMN                    FIELD SIZE               FIELD CONTENT            COMMENTS
------                    ----------               -------------            --------
1) 1                        (01)              Transaction Code           C
2) 2-13                     (12)              Item Serial Number
3) 14-23                    (10)              Order Number               SES Order
                                                                         Number
   24-38                    (15)                                         Blank
4) 39-44                    (06)              Ship Date                  MMDDYY
   45                       (01)                                         Blank

                                                           Agreement No. GA10097
                                                                     Page 4 of 8
                                                                      Appendix 7


5) 46-51                    (06)              RMA Number (B-Spec)
6) 52-55                    (04)              Item Number (Main Item)    Right Justified
                                                                         w/leading zeros
   56                       (01)                                         Blank
7) 57-61                    (05)              Product Line               Left Justified
8) 62-86                    (25)              Product Identification
                                              Number
   87-123                   (37)              Blank

9) 124-125                  (02)              Originating Location       Location that
                                                                         Originated this
                                                                         Transaction

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED


1) One digit code representing the transaction to be performed by WES, i.e. C = SES Ship, A = Add, etc.

2) The number assigned to each unique product produced by factory. Includes a two digit manufacturing identification number (assigned by the product manager in agreement with WES) used in positions 3 and 4 of the 12 character serial number as described in KS-23490.

3)  The identifier of an order placed by a customer.

4)  The date an item was shipped.  The format is MMDDYY.

5)  The returned material authorization item number.

6)   Item number on the returned material authorization.

7) A five character identifier used to distinguish product for determining warranty, which is assigned by the product manager in agreement with WES.

8) The product identification number assigned by the product manager which consists of the comcode. Left justified.

9)  Location which originates the transaction.


                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 5 of 8
                                                                      Appendix 7


RGM TRANSACTION FORMAT



COLUMN                 FIELD SIZE             FIELD CONTENT         COMMENTS
------                 ----------             -------------         --------
1) 1                      (01)             Transaction Code       G
2) 2-13                   (12)             Item Serial Number
3) 14-23                  (10)             Order Number           AT&T
                                                                  Order Number
   24-38                  (15)                                    Blank
4) 39-44                  (06)             Returned Date          MMDDYY
   45-123                 (79)                                    Blank
5) 124-125                (02)             Originating Location   Location that
                                                                  Originated
                                                                  Transaction

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

1) One digit code representing the transaction to be performed by WES, i.e. A = Add, G = RGM, etc.

2) The number assigned to each unique product produced by factory. Includes a two digit manufacturing identification number (assigned by the product manager in agreement with WES) used in positions 3 and 4 of the 12 character serial number as described in KS-23490.

3)  The identifier of an order placed by a customer.

4) The date an item was returned accompanied by a returned good memorandum or an SES exchange.

5)  Location which originates the transaction.

                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 6 of 8
                                                                      Appendix 7


                          MMC SHIP TRANSACTION FORMAT

COLUMN               FIELD SIZE              FIELD CONTENT           COMMENTS
------               ----------              -------------           --------
1) 1                    (01)             Transaction Code         M
2) 2-13                 (12)             Item Serial Number
3) 14-23                (10)             Order Number             Number
   24-38                (15)                                      Blank
4) 39-44                (06)             MMC Ship Date            MMDDYY
   45-61                (17)                                      Blank
5) 62-86                (25)             Product Identification   Left Justified
                                         Number
6) 87-91                (05)             Product Line
   92-123               (32)                                      Blank
7) 124-125              (02)             Originating Location     Location that
                                                                  Originated
                                                                  Transaction

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

1) One digit code representing the transaction to be performed by WES, i.e. A = Add, R = Repair, M = MMC Ship, etc.

2) The number assigned to each unique product produced by factory. Includes a two digit manufacturing identification number (assigned by the product manager in agreement with WES) used in positions 3 and 4 of the 12 character serial number as described in KS-23490.

3)  The identifier of an order placed by a customer.

4)  The date an item was shipped from the MDC or Service center.

5) The product identification number assigned by product manager which consists of the comcode. Left justified.

6) Up to five character code used to distinguish product for determining warranty, which is assigned by the product manager in agreement with WES.

7)  Location which originates the transaction.


                           REPAIR TRANSACTION FORMAT

COLUMN                 FIELD SIZE              FIELD CONTENT           COMMENTS
------                 ----------              -------------           --------
1)                           1      (01)   Transaction Code         R
2)                           2-13   (12)   Item Serial Number
3)                          14-23   (10)   Repair Order Number
4)                          24-38   (15)   Customer Repair Order
                                           Number
5)                          39-44   (06)   Repair Date              MMDDYY

                        Lucent Technologies Proprietary

                                                           Agreement No. GA10097
                                                                     Page 7 of 8
                                                                      Appendix 7


    45-56          (12)      Cust. Order Number
                             (overflow)
    57-61          (05)      Product Line               Left Justified
7)  62-86          (25)      Product Identification
                             Number
8)  87-101         (15)      Circuit Pack Code
                             or Microcode
9)  102-113        (12)      Circuit Pack Series
                             or Issue of Microcode
    114-116        (03)                                 Blank
10) 117            (01)      Repair Code
11) 118-119        (02)      Manufacturing Location     *
12) 120-123        (04)      Manufacturing Date
13) 124-125        (02)      Originating Location

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED

* Location of manufacture required for 00LL00SSSSSS Item Serial Numbers. LL is the location code for the site affixing the label
     SSSSSS is the next serial number to be assigned by the location. This format is only valid when the item was not previously bar-coded.

1) One digit code representing the transaction to be performed by WES, i.e. A = Add, R = Repair, etc.

2) The number assigned to each unique product produced by factory. Includes a two digit manufacturing identification number (assigned by the product manager in agreement with WES) used in positions 3 and 4 of the 12 character serial number as described in KS-23490.

3) This is the order number the item was repair under, not the one it was initially order under.

4)  The customer's identifier for their repair order.

5)  Date the item was repaired.

6) A five character used to distinguish product for determining warranty, which is assigned by the product manager in agreement with WES.

7) The product identification number assigned by product manager which consists of the comcode. Left justified.

8)  Apparatus code assigned for identification of product at cpcode level.
9)  Production level of the cpcode.


10) The code that indicates what type of action was taken by repair organization to satisfy the customer's repair order. The possible values are:

                      A = not repairable
                      K = no trouble found
                      R = trouble found (repairable)

11)  Two digit code indicating place of manufacture.

12)  Date of manufacture.  MMYY


                        Lucent Technologies Proprietary

                                                           Agreement No. GS10097
                                                                     Page 8 of 8
                                                                      Appendix 7

13)  Location which originates the transaction.


                         SUBSTITUTE TRANSACTION FORMAT

COLUMN                   FIELD SIZE                FIELD CONTENT          COMMENTS
------                   ----------                -------------          --------
1)   1                      (01)             Transaction Code             S
2)   2-13                   (12)             Replaced Item Serial No.
3)  14-23                   (10)             Repair Order No.
4)  24-38                   (15)             Customer Order No.
5)  39-44                   (06)             Substitute Date              MMDDYY
6)  45-56                   (12)             Replacing Item Serial No.
7)  57-61                   (05)             Product Line                 Product Line
                                                                          Left Justified
8)  62-86                   (25)             Product Identification
    87-98                   (12)             Cust. Order No. (overflow)
    99-123                  (25)                                          Blank
9) 124-125                  (02)             Originating Location         Location that Originated Transaction

                ALL ALPHA REPRESENTATION SHOULD BE CAPITALIZED


1) One digit code representing the transaction to be performed by WES, i.e. A = Add, R = Repair, S = Substitute, etc.

2) Serial number of product returned by customer or installer. Format same as item serial number.

3)  Required if item is to be added to database.

4)  The customer's identifier for their repair order.

5)  Data substitution was made.

6) Item serial number of product the repair organization returned to a customer, product withdrawn from an installation pool and added to an order, item sent in by customer on a spares exchange. Format same as item serial number.

7) A five character used to distinguish product for determining warranty, which is assigned by the product manager in agreement with WES.

8) Replacing serial number's product identification number assigned by product manager which consists of the comcode. Left justified.

9)  Location which originates the transaction.


                        Lucent Technologies Proprietary